                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ________________________

                                   FORM SB-2

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT #333-47332
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ________________________

                     INFORETECH WIRELESS TECHNOLOGY, INC.
            (Exact Name of Registrant as Specified in its Charter)

            Nevada                                  8900                        88-0350120
(State or Other Jurisdiction of         (Primary Standard Industrial       (I.R.S.  Employer
Incorporation or Organization)           Classification Code Number)     Identification Number)

                           ________________________
                                   Suite 214
                              5500 - 152nd Street
                           Surrey, BC Canada V358E7
                             Tel:  (604) 576-7442
                             Fax:  (604) 576-7460
                      Attention:  Robert C.  Silzer, Sr.
 (Name, Address, Telephone Number and Facsimile Number of Agent For Service of
                                   Process)
                           ________________________
                       Copies of all communications to:

                            DAVID L. FICKSMAN, ESQ.
                                Loeb & Loeb LLP
                         10100 Santa Monica Boulevard
                                  Suite 2200
                      Los Angeles, California  90067-4164
                              Tel: (310) 282-2350
                              Fax: (310) 282-2192

                           ________________________

Approximate Date of Proposed Sale to the Public: As soon as possible after the
                   Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
    Title of Each Class       Amount             Proposed           Proposed              Amount
      of Securities           To Be              Maximum            Maximum                 of
    To Be Registered        Registered (1)     Offering Price      Aggregate          Registration Fee
                                                  Per Unit       Offering Price
------------------------------------------------------------------------------------------------------------------------
Common Stock underlying the   7,500,000 (2)         $.31(4)          $2,325,000              $  581.00
Series A 8% Convertible
Notes
------------------------------------------------------------------------------------------------------------------------
Common Stock underlying the   7,400,000 (3)         $.31(4)          $2,294,000              $  573.00
8% Convertible Debenture
------------------------------------------------------------------------------------------------------------------------
Augustine Shares                 80,000             $.31(4)          $   24,800              $    6.00
------------------------------------------------------------------------------------------------------------------------
       Total                 14,980,000               --              4,643,800              $1,161.00
------------------------------------------------------------------------------------------------------------------------


(1) The shares of common stock being registered are offered by certain securityholders of Inforetech Wireless Technology, Inc. See "Recent Transactions" and "Selling Security Holders". Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act") the shares of Class A common stock offered hereby also include such presently indeterminate number of shares of Class A common stock as shall be issued by Inforetech in connection with the conversion of certain debt securities. Such number of shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by Inforetech at this time, including, among others, the future market price of the Class A common stock. This presentation is not intended to constitute a prediction as to the future market price of the Class A common stock or as to the number of shares of Class A common stock issuable upon exercise of the convertible debenture or convertible notes.

(2) Includes: (i) 5,000,000 shares issuable upon conversion of the Series A 8% Convertible Notes and related potential interest expense, and (ii) 2,500,000 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the Series A 8% Convertible Notes.

(3) Includes: (i) 4,933,333 shares issuable upon conversion of the 8% Convertible Debenture and related potential interest expense, and (ii) 2,466,667 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the 8% Convertible Debenture.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus. The Prospectus relates to the 1,805,000 shares of our Class A common stock previously registered under the Registration Statement on Form SB-2 (Registration No. 333-47332) which remain unsold and registers an additional 14,980,000 Class A common shares. An additional registration fee of $1,160 is being submitted in connection herewith.

     This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-47332 declared effective on November 10, 2000. Such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                    PART I

                      INFORMATION REQUIRED IN PROSPECTUS

     The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                      WHERE YOU CAN FIND MORE INFORMATION

     We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you may read and copy our SEC filings at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Our website address is http://www.inforetech.com.

     This Prospectus is only part of a Registration Statement on Form SB-2 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules to the Registration Statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the Registration Statement, including the exhibits and schedules, as described in the previous paragraph.

PROSPECTUS

                     INFORETECH WIRELESS TECHNOLOGY, INC.

                   14,980,000 Shares of Class A Common Stock


     The 14,980,000 shares of Class A common stock par value $.001 being offered by this prospectus are being offered by the selling security holders listed on page 46.

     Our common stock trades on the Over-the-Counter Bulletin Board, also called the OTCBB, under the trading symbol "WYRE". On June 15, 2001, the closing bid for our common stock as reported on the OTCBB was $.32 per share.

    This investment involves risk.  See "Risk Factors" beginning on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June __, 2001

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                          ------
Prospectus Summary......................................................................    1
Recent Transactions.....................................................................    3
Corporate Information...................................................................    6
Risk Factors............................................................................    7
Forward-looking Statements..............................................................   12
Use of Proceeds.........................................................................   12
Market Price for the Common Stock.......................................................   12
Transfer Agent and Registrar............................................................   13
Dividend Policy.........................................................................   13
Management's Discussion and Analysis or Plan of Operation...............................   13
Business................................................................................   23
Property................................................................................   33
Management..............................................................................   33
Executive Compensation..................................................................   35
Security Ownership of Certain Beneficial Owners and Management..........................   37
Limitation on Liability and Indemnification Matters.....................................   39
Certain Relationships and Related Transactions..........................................   39
Description of Securities...............................................................   42
Description of Debt Securities..........................................................   43
Nevada Anti-Takeover Provisions.........................................................   44
Plan of Distribution....................................................................   44
Selling Security Holders................................................................   46
Legal Proceedings.......................................................................   47
Experts.................................................................................   47
Legal Matters...........................................................................   47
Changes in Registrant's Certifying Accountants..........................................   47
Financial Statements....................................................................  F-1

                              PROSPECTUS SUMMARY

     You should read this entire prospectus and the consolidated financial statements and related notes of Inforetech and ProShot Golf, Inc. carefully. Unless the context requires otherwise, `we', `us, our and similar terms refer to Inforetech Wireless Technology, Inc.

Our Company

     Inforetech was incorporated on December 12, 1995 as Diversified Marketing Services, Inc. On January 3, 2000, we changed our name from "Diversified Marketing Services, Inc." to "Inforetech Wireless Technology Inc." Through our wholly owned subsidiary Inforetech Golf Technology 2000 Inc., we have created a wireless pace of play information system for golf courses under the name "Inforemer". The Inforemer system uses data from global positioning satellites
(GPS), managed and communicated through a variety of advanced technologies.

     In February 2000 we completed the acquisition of Inforetech Golf Technology 2000 Inc. pursuant to the terms of a Share Exchange and Finance Agreement dated December 16, 1999. As a result of this transaction, the former shareholders of Inforetech Golf Technology 2000 Inc. now hold the majority of the shares of Inforetech. Our innovative and cost-effective products provide wireless communications and global positioning system solutions for mobile and fixed asset management applications. We have targeted the golf market for the initial product launch of our hand-held Portable Recreational Devices (PRD). We have test installations in place and are now taking orders.

     In January 2001, we completed the acquisition of Proshot Golf, Inc., a leading provider of cart-based GPS distance measurement systems to the golf market. The combination of Inforetech and ProShot creates one of the leading golf GPS providers, strengthens our industry relationships and enhances its engineering and sales force. We believe that Proshot, with an installed base of approximately 150 courses is one of the industry leaders. ProShot has course installations in USA, Canada, Panama, Spain, England, Portugal, Australia, Malaysia, Singapore and China. The results and balances of ProShot have been included in the Company's consolidated financial statements from the date of acquisition and have had a significant impact thereon.

     As shown in the accompanying financial statements, we have a history of losses with an accumulated deficit of $16,415,571 at March 31, 2001 and, as of that date, a working capital deficiency of $5,490,772. These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon our ability to ultimately attain profitable operations, generate sufficient cash flow to meet our obligations, and obtain additional financing as may be required.

Business Summary

     Our acquisition of ProShot creates one of the leading GPS providers within the golf segment, and strengthens our industry relationships and enhances our engineering and sales force. We believe that ProShot, with an installed base of approximately 150 courses, is the industry leader. ProShot has course installations in USA, Canada, Panama, Spain, England, Portugal, Australia, Malaysia, Singapore and China.

     Where appropriate, reference to Inforetech, us and we includes our subsidiaries, including ProShot (after January 12, 2001). We are the only provider of GPS based golf solutions to offer both hand-held and cart-based products. Our hand-held product, the Inforemer, is a high-resolution device that can be carried or attached to a golf bag or power cart. The Inforemer display gives a full overview of the course at each hole, including the topography of each green, distance measurements to the pin, green-side bunkers and water hazards. The system also allows course management to monitor the current and past location of each player, enabling course management to control traffic, increase the pace of play of golfers and thereby increase golf course revenue. In addition, the system offers clubhouse management the ability to instantly communicate with players and through wireless communications offer the golfer merchandise or refreshments. Our cart-based systems include the same functionality as the hand-held units but also include advanced graphics, color displays and mobile asset tracking capabilities, among other features.

     According to a report by the National Golf Foundation, the golf industry has experienced strong growth, and enjoys an affluent customer demographic. In the U.S., more than 30 million Americans play golf, up from just 3.5 million in 1950. Internationally, the National Golf Foundation estimates that more than 50 million golfers play on 37,000 courses. Despite the large number of courses, there are only approximately 400 GPS based golf management systems installed in North America, a penetration of just under 2.5% in North America, and less than 1% worldwide.

     Our strategic alliances include some of the golf industry's leading companies such as American Golf Corporation, which manages over 350 golf course properties in the U.S., and the Toro Company which is the world leader in turf maintenance solutions to golf courses. In addition, we have formed alliances with leading GPS and software companies including Trimble Navigation, Conexant and Intrinsyc Software.

     On June 7, 2001, we signed a Memorandum of Understanding to merge with ParView Inc., a leading privately held company and manufacturer of golf course management systems using wireless communication and global positioning systems, based in Sarasota, Florida.

     The transaction is subject to, among other things, completion of due diligence reviews by both parties, negotiation and execution of a definitive merger agreement, SEC review of merger/proxy statement, completion of financing, and approvals of the respective boards of directors and shareholders of each company. The transaction is expected to be completed by the end of third quarter 2001.

Industry

     As one of the oldest organized sports in the word, golf is enjoyed by over 30 million Americans. The game's ongoing vitality is evidenced by its ability to attract participants from all demographic strata and skill groups. The game has been transformed from a sport enjoyed by a few, to a sport enjoyed by a broad cross-section of society. According to the National Golf Foundation's 1999 publication "A Strategic Perspective on the Future of Golf," prepared collaboratively by the National Golf Foundation and the international management-consulting firm, McKinsey & Company, golf has enjoyed explosive growth over the last 50 years. More recently, there has also been a strong growth in golf course investment.

     Internationally, the National Golf Foundation ("NGF") estimates that more than 50 million golfers play on 37,000 courses. Golf continues to grow at an explosive rate in Australia. Growth is not limited to any one country. The countries with the largest number of courses are Japan and Australia. Golf continues to flourish as a sport in Western Europe, where Great Britain and Ireland have the highest number of courses. In recent years the warmer climates of Spain and Portugal have seen explosive growth in new course development.

     We believe that golf is a high growth activity whose popularity coincides with the affluence of the baby boomer generation, which is turning to golf as a healthy leisure activity. The National Golf Foundation believes that over 2,000 new golf courses are being planned or are under construction in North America.

     Our objective is to establish worldwide industry leadership in wireless GPS-based golf technology and leverage this market position into other recreational market segments, such as hiking and skiing. Within the golf segment, we intend to build on our industry leading position by: (i) offering reliable, high quality GPS-based economic and tax friendly customized leasing solutions; (ii) leveraging our strategic and technological relationships; (iii) selectively acquiring providers of GPS-based products and services to expand our installed base and product offering; and (iv) building brand awareness.

                              RECENT TRANSACTIONS

Acquisition

     On November 7, 2000, we signed an agreement to purchase ProShot Golf, Inc. On January 12, 2001, the transaction was consummated and we acquired all of the outstanding capital stock of ProShot. In consideration, the shareholders of ProShot received an aggregate of 4,500,000 shares of our Class A common stock. Out of the 4,500,000 shares, 765,000 were placed in escrow in connection with the indemnification obligations of ProShot under the acquisition agreement.

     An additional 960,000 shares of Class A common stock have been placed in escrow for the benefit of certain of ProShot's stockholders who provided Stockholder Guarantees. Commencing 90 days following the closing date of January 12, 2001, if the Stockholder Guarantees have not been released in full, one twelfth of the Guarantee Escrow Shares are to be released from escrow each month, or portion thereof, and delivered into a second escrow to be held pursuant to the terms of an escrow agreement among the Guarantors, until the Stockholder Guarantees have been released in full. In the event that any call is made on any of the Stockholder Guarantees after the closing date as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares are to be immediately released from escrow for the benefit of the guarantors. If none of the Stockholder Guarantees are called or the Stockholder Guarantees are released in full, the shares held in the second escrow shall be distributed to all of ProShot's stockholders, on a pro rata basis, to their ProShot stock holdings immediately prior to the closing date of the transaction. If the Guarantees are released any shares in the first escrow account that have not, at that time, been released into the second escrow account will be cancelled. We will record a cost of debt financing at the time each one twelfth of Guarantee Escrow Shares are released into the second escrow account.


Financings

     On August 4, 2000, we entered into a securities purchase agreement with Augustine Fund, L.P. relating to the sale of $1,000,000 in principal amount of our Series A Eight Percent (8%) Convertible Notes Due August 4, 2003 and warrants to purchase up to 100,000 shares of our Class A common stock. The notes are convertible (plus related interest expense) into our Class A common stock at the lessor of (i) $5.25 or (ii) 75% of the average of the three lowest closing bid prices of our common shares for the ten days immediately preceding the conversion date.

     On August 4, 2000, we entered into a securities purchase agreement with The Shaar Fund Ltd. relating to the sale of $1,000,000 in principal amount of our 8% Convertible Debenture Due August 4, 2005 and warrants to purchase up to 100,000 shares of our Class A common stock. The debenture is convertible (plus related interest expense) into our Class A common stock at the lessor of (i) $5.25 or (ii) 75% of the average of the lowest three closing bid prices of our common shares during the ten trading days immediately preceding the conversion date.

     On October 10, 2000, we entered into a subscription agreement with Dr. Terrance H. Matthews relating to the sale of 222,223 shares of Class A common stock for an aggregate amount of $1,000,000.

     On February 20, 2001, Augustine Fund, L.P. purchased 80,000 shares of Class A common stock for an aggregate amount of $100,000. As of May 31, 2001 the stock had not been issued.

     On January 27, 2001, we signed a contract with International Investor Relations Group, Inc. for the provision of investor relation services. At the signing of the contract a payment of 70,000 shares of common stock was made to International Investor Relations Group, by one of our shareholders, on its behalf. The Company intends to repay this shareholder by issuing 70,000 new shares of common stock.

In February 2001, the Company received a $1,185,000 loan bearing interest at LIBOR plus 1%. The interest is payable semi-annually, the first payment being due August 1, 2001. The loan matures on February 28, 2006 but can be extended, for a period of two years, upon the payment of a fee of $11,850. The loan is collateralized by 2,044,000 Inforetech shares (the "collateral shares") which were loaned to the Company by a number of its shareholders. A finder's fee of $47,400, in respect of this loan, was deducted from the initial amount paid over to the Company. A further finder's fee of $47,400 is payable to a third party. The total finders' fees of $94,800 were deferred and are being amortized over the five-year term of the loan. The interest expense in respect of this loan recorded in the three-month period to March 31, 2001 was $10,227.


     In February 2001, we sold a warrant to purchase 250,000 Class A common shares in the Company for $45,000 cash. The warrant expires on August 7, 2002. The warrant exercise price is the lesser of $1.75 and 80% of the lowest closing bid price of our common stock during the 30 trading days prior to exercise less $0.18.

     Effective March 1, 2001, we signed a distribution agreement with ATECHS and Auto ID Tech Inc. for the exclusive distribution rights of our golf products in South Korea. Upon signing the agreement Atechs paid an initial installment of $70,000 and will pay three further installments of $60,000 on June 30, September 30 and December 30 of 2001. Upon receipt of each installment, we will issue Atechs with a common stock purchase warrant for the dollar amount received divided by the closing trading price of our common stock on that day. The warrant exercise price will also be the closing trading price of our common stock on the installment date. The warrants will expire two years after their issuance date. Based on the trading price on the initial installment date of $0.72, Atechs will be issued with a warrant to purchase 97,222 shares of common stock.

     On March 15, 2001, a group of our major shareholders signed an agreement to extend the guarantee of a $258,000 debt to April 30, 2001. In payment they are to be issued with 100,000 shares of common stock.

     On April 24, 2001, we signed a finance agreement with a number of our major shareholders to extend the guarantee of various loan facilities in return for shares and stock purchase warrants. The principal terms of the agreement are:

     . Collateralized by the letters of credit from the Guarantors, ProShot's existing bank line of credit was extended from $3,526,000 to $3,750,000 effective April 26, 2001. In payment, we will issue the Guarantors warrants to purchase 500,000 shares of common stock at $0.20 per share and expiring in 5 years time. Interest on the line of credit is at prime plus 1%.

     . Collateralized by further letters of credit from the Guarantors, ProShot's bank line of credit was further extended to $4,500,000 until April 30, 2002 at which time it will become a term loan. In payment, we will issue the Guarantors with warrants to purchase a further 2,500,000 shares of common stock at $0.20 per share and expiring in 5 years time. We have indemnified the Guarantors for any losses or payments under the line of credit up to $1,000,000. We agree to repay the term loan using a minimum of 5% of all operating revenue from all GPS course installations. All interest payments on the line of credit must be prepaid to the bank at least ninety days in advance. Interest on the line of credit is at prime plus 1%. If the interest prepayments are not met then we will issue the Guarantors with 100,000 shares of Class A common stock for each month interest is not so prepaid.

     . The guarantee of existing financing of $1,007,000 (which includes $258,000 previously extended to April 30, 2001) will be extended to April 30, 2002, on the proviso that the $749,000 cost of goods financing included in this amount is reduced to $400,000 by no later than June 30, 2001. In payment, we will issue the Guarantors with warrants to purchase a further 500,000 shares of common stock at $0.20 per share and expiring in 5 years time.

     On April 24, 2001, a $225,000 promissory note in favour of the Guarantors, plus accrued interest of $8,414, was converted at a rate of $0.20 per share into 1,167,070 shares of Class A common stock.

     As at June 15, 2001, the administrative processes of transferring escrow shares and issuing shares and warrants, as required by a number of the above transactions, had not been completed.

                             CORPORATE INFORMATION

     Our corporate offices are located at 5500 - 152nd Street, Suite 214, Surrey, British Columbia V35-8E7. Our telephone number at that location is (604) 576-7442, and our facsimile number is (604) 576-7460. The URL for our Web site is http://www.Inforetech.com.

                                 RISK FACTORS

     You should carefully consider the risks described below before making an investment in Inforetech. The risks and uncertainties described below are not the only ones facing Inforetech, and there may be additional risks that we do not presently know of or that we consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

                          Risks Related to Inforetech

We have a Limited Operating History.

     We have a limited operating history and there can be no assurance that we will continue to develop or will be able to meet our objectives, or that there will be a market for our products and services, or that we will operate at a profit. We face a number of risks, including:

     .  the uncertainty of market acceptance of our services;

     . our need to introduce reliable and robust products and services that meet the demanding needs of customers;

     . our need to expand our marketing, sales and support organizations, as well as our distribution channels; and

     . our ability to anticipate and respond to market competition; our need to manage expanding operations.

We have a history of losses.

We have incurred operating losses since our inception and we expect to sustain additional operating losses in the future. Our operating losses are attributable to the developing nature of our business and have resulted primarily from:

     .  significant costs associated with the development of our products;

     .  marketing and distribution of our products; and

     .  minimal sales history of our recently developed products.

We cannot be certain that additional funds will be available when needed on satisfactory terms, if at all. Without additional funds, we will cease operating.

     We cannot be certain of the amount of additional capital we will need. Our future capital needs depend on many factors, including the success and timing of our development efforts;

market acceptance of the Inforemer; the level of promotion and advertising required to launch our new products; changes in technology; and unanticipated competition. Without additional funds, we will cease operating.

We depend on GPS technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our services and our revenues will decrease.

     Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer.

     In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of GPS. Furthermore, because of ever-increasing commercial applications of GPS, other U.S. government agencies may become involved in the administration or the regulation of the use of GPS signals in the future. If the foregoing factors affect GPS, such as by affecting the availability and pricing of GPS technology, our business will suffer.

Our GPS technology depends on the use of radio frequency spectrum controlled by others.

     Our GPS technology is dependent on the use of radio frequency spectrum. The assignment of spectrum is controlled by an international organization known as the International Telecommunications Union or ITU. The Federal Communications Commission or FCC is responsible for the assignment of spectrum for non-government use in the United States in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of GPS signals and may materially and adversely affect the utility and reliability of our products, which would, in turn, cause a material adverse effect on our operating results. In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or inband may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results.

     On May 11, 2000, the FCC issued a Notice of Proposed Rulemaking that proposes rules for the operation of Ultra-Wideband or UWB radio devices on an unlicensed basis in the frequency bands allocated to GPS. If the FCC issues final rules authorizing such operation, UWB devices might cause interference with the reception of GPS signals. Such interference could reduce demand for GPS products in the future. Any resulting change in market demand for GPS products could have an adverse effect on our financial results. As at June 15, 2001 the FCC had not issued any ruling in this respect.

Speculative Nature of Business.

     The profits of an enterprise involved in the hand held electronics industry are generally dependent upon many variables. Our customer appeal depends upon factors, which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable critical reviews and appeal to the public.

We believe our new products will be unsuccessful unless we establish market recognition quickly after we introduce our products.

     We believe it is imperative to our success that we obtain significant market share for our new products quickly, before other competitors establish a significant market share. We believe that, if a market for products like ours develops, an early entrant that gains significant market share will dominate the market significantly reducing opportunities for competitors. We have very limited experience conducting marketing campaigns, and we may fail to generate significant interest. We cannot be certain that we will be able to build our brand and realize commercial acceptance of our new products.

Government regulations and standards may harm our business and could increase our costs or reduce our opportunities to earn revenues.

     In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by governmental agencies, including the FCC and Department of Defense. A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of, wireless communications and GPS technology. Additionally, it is uncertain how existing laws governing issues such as taxation, intellectual property, libel, user privacy and property ownership, will be applied to our services. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our services and increase our cost of doing business.

We depend on intellectual property rights and development of new products and the inability to obtain patents or develop new products may have an adverse effect on our ability to be profitable.

          Our success is partly dependent upon our intellectual property rights. Effective protection may not be available for these rights. There can be no assurance that a patent will provide adequate protection for the underlying technology. While we have patents covering our technology, there is no assurance that such patents will be able to prevent other companies from developing substantially similar products. In addition, litigation may be necessary in the future to enforce the intellectual property rights. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could negatively affect our business.

     In addition to pursuing patent protection, we also rely on various trade secrets for its unpatented proprietary technology. However, trade secrets are difficult to protect, and there can be no assurances that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. While we have a policy of having its employees and consultants execute non- disclosure agreements regarding confidential information, there can be no assurance that these agreements will be enforceable or will provide meaningful protection for our trade secrets or other proprietary information.

          We have a limited number of products in development. Developing additional products requires a substantial investment of time and money. We do not anticipate that we will be in a position to develop additional products in the foreseeable future.

Our future success is dependent upon our ability to retain key management.

     Our success is dependent upon the continued services of Robert C. Silzer, Sr., our chief Executive Officer and Chairman of the Board of Directors and upon the skills, experience and efforts of our key marketing and other management personnel. The loss of the continued services of any of these individuals could have a negative effect on our business.

Conflicts of Interest.

     We have engaged in transactions with our management in the past, and we can be expected to engage in such transactions in the future. In each case, the transactions are approved by our Board of Directors and are considered to be fair to and in the best interests of Inforetech.

Competition.

     We face competition in all aspects of our business. We compete for customers with other electronics and recreation companies, many of which have substantially greater assets and resources. Our primary competitors are companies such as Par View, Inc., ProLink, Inc. and UpLink Corp.

     Our ability to compete successfully in the future will depend on several factors, including:

     . the cost effectiveness, quality, price, service and market acceptance of our products;

     . response to the entry of new competitors or the introduction of new products by competitors;

     . ability to keep pace with changing technology and customer requirements;

     .    timely development or acquisition of new or enhanced products; and

     .    timing of new product introductions by Inforetech or our competitors.

Acquisitions of companies may disrupt telecom wireless' business and distract management due to difficulties in assimilating personnel and operations.

          If we acquire a company, we could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. In addition, key personnel of the acquired company may decide not to work for us.

On June 7, 2001, we signed a Memorandum of Understanding to merge with ParView Inc., a leading privately held company and manufacturer of golf course management systems using wireless communication and global positioning systems, based in Sarasota, Florida.

The transaction is subject to, among other things, completion of due diligence reviews by both parties, negotiation and execution of a definitive merger agreement, SEC review of merger/proxy statement, completion of financing, and approvals of the respective boards of directors and shareholders of each company. The transaction is expected to be completed by the end of third quarter of 2001.

                        Risks Related to This Offering

Like many technology companies, our stock price is likely to be volatile, which may cause you to lose your investment and may result in costly litigation that could divert our resources.

     Stock markets have recently experienced dramatic price and volume fluctuations, particularly for shares of technology companies. These fluctuations can be unrelated to the operating performance of these companies. Broad market fluctuations may reduce the market price of our common stock and cause you to lose some or all of your investment. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive and emerging nature of our business, the market price of our common stock may rise and fall in response to:

     .    announcements of technological or competitive developments;

     .    acquisitions or strategic alliances by us or our competitors;

     .    the gain or loss of a significant customer or order;

     . changes in estimates of our financial performance or changes in recommendations by securities analysts; and

     .    security breaches.

Future sales of our Class A common stock registered for public sale by this registration statement could cause our stock price to decrease significantly, adversely affecting our ability to raise funds in new stock offerings.

     After this offering, approximately 32,000,000 Class A common stock shares may be sold on the public market as compared to 16,000,000 prior to this offering. If demand to purchase our shares is weak, our stock price could decrease significantly and cause a significant loss of investment.

     Our Stock is classified as penny stock which is traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the common stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the common stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the common stock.

There may be resale restrictions with respect to our common stock.

     Various state securities laws impose restrictions on transferring penny stocks and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for penny stocks, which makes selling them more difficult.

                          FORWARD-LOOKING STATEMENTS

     Certain statements in this prospectus that are not related to historical results, including statements regarding our business strategy and objectives and future financial position, are forward-looking statements within the meaning of the federal securities laws. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, we cannot assure that they will prove to be accurate. Actual results could be substantially different from those discussed in the forward-looking statements, due to a variety of factors, including unforeseen changes in regulatory policies, competition from other similar businesses, market factors and general economic conditions. All forward-looking statements contained in this prospectus are qualified in their entirety by this statement.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sales of the shares of common stock being offered by the selling security holders.

                         MARKET PRICE FOR COMMON STOCK

     Our common stock was approved for trading on the OTC Bulletin Board under the symbol "WYRE" and commenced trading in January 2000. The trading market is limited and sporadic and should not be deemed to constitute an established trading market. The high and low sales prices of the common stock as reported on the OTC Bulletin Board for the time periods indicated are set forth on the table below. Sales prices do not reflect any commission or discount.

                                                                  Price Range
                                                              ------------------
                                                                 High      Low
                                                              --------  --------

 .    Fiscal Year Ended December 31, 2000
     First Quarter                                             $10.28     $5.00
     Second Quarter                                            $ 9.50     $5.13
     Third Quarter                                             $ 6.59     $4.38
     Fourth Quarter                                            $5.125     $.625
     Fiscal Year Ended December 31, 2001
     First Quarter                                             $1.625     $ .22

     As of June 15, 2001, there were 15,798,745 shares of our Class A common stock outstanding and we had approximately 3,000 shareholders of record.

                          TRANSFER AGENT AND REGISTRAR

     Our transfer agent is Signature Stock Transfer, Inc. located at 14675 Midway Road, Suite 221 Addison, TX 75001.

                                DIVIDEND POLICY

     We have never paid dividends on our common stock and we do not anticipate paying dividends in the foreseeable future, any earnings will be retained for use in our business.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read along with the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

Overview:

          We have created a hand-held pace-of-play information system (Inforemer), for golf courses. Our innovative and cost-effective products provide wireless communictions and global positioning system solutions for mobile and fixed asset management applications. We have targeted the golf market for the initial product launch of our hand-held Portable Recreational Devices. At present the Inforemer is installed at three test locations and we are taking orders as it moves towards full commercialization.

          In January 2001, we completed the acquisition of Proshot Golf, Inc., a leading provider of cart-based GPS distance measurement systems to the golf market. The combination of Inforetech and ProShot creates one of the leading golf GPS providers, strengthens our industry relationships and enhances our engineering and sales force. We believe that ProShot, with an installed base of approximately 150 courses is one of the industry's leaders. ProShot has course installations in USA, Canada, Panama, Spain, England, Portugal, Australia, Malaysia, Singapore and China. The results and balances of ProShot have been included in our consolidated financial statements from the date of acquisition and have had a significant impact thereon.

     As shown in the accompanying financial statements, we have a history of losses with an accumulated deficit of $16,415,571 at March 31, 2001 and, as of that date, a working capital deficiency of $5,490,772. These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon our ability to ultimately attain profitable operations, generate sufficient cash flow to meet our obligations, and obtain additional financing as may be required.

THREE-MONTH PERIOD ENDED MARCH 31, 2001 COMPARED TO THE THREE-MONTH PERIOD ENDED MARCH 31, 2000

Revenue and Cost of Revenue

     Due to cash constraints we were unable to purchase sufficient inventory to meet all sales orders in the quarter.

     Other than net income of $23,333 arising from the first payment for S Korea product distribution rights under an agreement signed in the period, all revenue and cost of revenue in the period is as a result of including ProShot's results from the date of acquisition.

Administration Expenses

     The increase in administration expense over the prior period is principally attributable to an increase in investor relation fees which amounted to $115,500 in the current period and were paid through the issuance of our stock. Legal costs also increased over the prior period as we sought various means of raising funds. Included in the March 31, 2001 three-month period is $486,000 of ProShot administration expenses. This represents a $95,000 drop in administration expenses for ProShot over their period to March 31, 2000. The principal factors in this cost saving were the resignation of ProShot's Chief Financial Officer in October 2000 and the resignation of ProShot's Chief Executive Officer in January 2001.

Depreciation and Amortization

     An increase of $446,000 was primarily due to the $383,000 amortization of goodwill arising upon the acquisition of ProShot. Also, included in the March 31, 2001 three-month period is $58,000 of ProShot property and equipment depreciation. Note that depreciation of $100,000 on course equipment held by customers on operating leases is included in cost of revenues.

Sales & Marketing

     With the development of the Inforemer handset nearing completion, we invested significant resources into the industry's biggest trade show of the year in Orlando. Expenditure in the current period was $180,000 compared to $50,000 for the 2000 show. Salaries increased by $65,000 as we geared up for full commercialization. Included in the March 31, 2001 three-month period are ProShot's sales and marketing expenses of $198,000. This represents a $119,000 fall over

ProShot's period to March 31, 2000. This is entirely attributable to marketing costs which are now largely born by Inforetech.

Research and Development

     Despite the inclusion in the current period of $153,000 ProShot research and development costs (which were down $48,000 as ProShot cut back its expenditure) the consolidated expense increased by only $58,000. Management have made a conscious effort to cut back on research and development and to concentrate on sales and taking the new product to market. Downsizing in January reduced Inforetech's research and development cost salaries by $55,000 as compared to a full three months of salary had those employees not been terminated.

Finance Costs

     The increase in finance costs is due to the increase in finders and other expenses incurred to obtain additional financing. Approximately $355,000 of these expenses relate to the non-cash amortized discount on our convertible debentures resulting from the beneficial conversion features and warrants attached to these loans.

Interest Expense

     $64,000 of the increase in interest expense relates to loans of $1,000,000, $1,000,000 and $1,185,000 owing by the parent Company as at March 31, 2001. Included in the March 31, 2001 three-month period is $331,000 of ProShot interest expenses.

Extraordinary Loss on Extinguishment of Debt

     In connection with the early extinguishment of a debt of $350,000, we recorded an extraordinary loss of $427,869 in the three month period ended March 31, 2000 on the difference between the fair value of the common shares issued and the carrying value of the debt settled.

Liquidity And Capital Resources

     At March 31, 2001 we had bank indebtedness of $118,261 compared to $77,910 at December 31, 2000 and cash of $19,907 and $530 respectively. At March 31, 2001 the working capital deficit was $5,490,772 and at December 31, 2000 $3,379,545.

     Operating activities used cash of $657,073 and $1,173,845 for the three-month periods ended March 31, 2001 and 2000 respectively. Inforetech reduced its operating cash usage by $486,000 through the payment of some services with equity instruments and cost cutting measures such as the terminations in January. ProShot's operating activities generated $31,000 in cash. There was a $141,000 cash outflow relating to the build up of inventory in readiness for sales of the Inforemer hand-set.

     Due to cash constraints investing activities were minimal in the three months ended March 31, 2001. The cash cost of acquiring ProShot was only $48,000 as the majority of the professional service fees relating to the acquisition remain in accounts payable and accrued liabilities. ProShot invested $121,000 in course equipment which was leased to customers on operating leases.

     Financing for the period provided cash of $599,699 (2000: $1,485,770). We raised $100,000 of equity and $45,000 through the sale of warrants. The $100,000 equity proceeds were used to repay a $100,000 short-term loan. In February, we received a $1,185,000 loan bearing interest at LIBOR plus 1%. The loan matures on February 28, 2006 but can be extended, for a period of two years, upon the payment of a fee of $11,850. The loan proceeds are to be used as working capital. Net payments of $620,000 on lease contract obligations were made during the period.

     On January 12, 2001, we acquired ProShot Golf, Inc.. The ability of ProShot to continue as a going concern is also in substantial doubt. ProShot's debts and borrowings are largely guaranteed through letters of credit by a group of major shareholders.

     On March 15, 2001, a group of our major shareholders signed an agreement to extend the guarantee of a $258,000 debt to April 30, 2001. In payment they are to be issued with 100,000 shares of common stock.

     On April 24, 2001, we signed a finance agreement with a number of our major shareholders to extend the guarantee of various loan facilities in return for shares and stock purchase warrants. The principal terms of the agreement are:

     . Collateralized by the letters of credit from the Guarantors, ProShot's existing bank line of credit was extended from $3,526,000 to $3,750,000 effective April 26, 2001. In payment, we will issue the Guarantors warrants to purchase 500,000 shares of common stock at $0.20 per share and expiring in 5 years time. Interest on the line of credit is at prime plus 1%.

     . Collateralized by further letters of credit from the Guarantors, ProShot's bank line of credit was further extended to $4,500,000 until April 30, 2002 it will become a term loan. In payment, we will issue the Guarantors with warrants to purchase a further 2,500,000 shares of common stock at $0.20 per share and expiring in 5 years time. We have indemnified the Guarantors for any losses or payments under the line of credit up to $1,000,000. We agree to repay the term loan using a minimum of 5% of all operating revenue from all GPS course installations. All interest payments on the line of credit must be prepaid to the bank at least ninety days in advance. Interest on the line of credit is at prime plus 1%. If the interest prepayments are not met then we will issue the Guarantors with 100,000 shares of Class A common stock for each month interest is not so prepaid.

     . The guarantee of existing financing of $1,007,000 (which includes $258,000 previously extended to April 30, 2001) will be extended to April 30, 2002, on the proviso that the $749,000 cost of goods financing included in this amount is reduced to $400,000 by no later than June 30, 2001. In payment, we will issue the Guarantors with warrants to purchase a further 500,000 shares of common stock at $0.20 per share and expiring in 5 years time.

     On April 24, 2001, a $225,000 promissory note in favour of the Guarantors, plus accrued interest of $8,414, was converted at a rate of $0.20 per share into 1,167,070 shares of Class A common stock.


Management's near term financing plans include:

     . Actively seeking, and negotiating with, potential joint venture partners in the Far East and Europe.

     . Negotiations with various intermediaries in respect of the refinancing of equipment leases held by third parties, and, the introduction of a new leasing program for our products.

     . The pursuit of opportunities for a public or private equity offering and/or debt financing in the amount of $10,000,000 to $15,000,000.

The outcome of these efforts cannot be assured.

     We have historically relied upon sales of our common stock, debt instruments and loans from our founder to finance research and development, marketing and operations. As of March 31, 2001 and the date of this report, we had a working capital deficit. In view of our limited amount of cash and cash equivalents and our utilization of cash for our operations, we will only be able continue operations for a limited period of time unless additional financing is obtained. Accordingly, additional financing will be required as working capital to gear up production of the Inforemer and the three products in the ProShot product line. We continue to pursue opportunities for a private equity offering and/or debt financing. There can be no assurances that any additional financing will take place or, if so the terms thereof. To the extent of any shortfall in financing, our sales programs will be delayed, curtailed or prevented, and we may be required to suspend or substantially modify our operations and seek protection under applicable bankruptcy laws.



YEAR ENDED DECEMBER 31, 2000 COMPARED TO THE PERIOD AUGUST 1, 1999 TO DECEMBER 31, 1999

Sales Revenue.

     We had no sales revenue in either period.

     The chart below summarizes the changes in expenses, during the relevant periods, with respect to the principal categories thereof. All figures are thousands of dollars.

                               Year Ended         Period August 1,      Period August 1,    August 11, 1998
                               December 31,           1999 to               1999 to         to July 31, 1999
                                  2000              December 31,         December 31,
                                                     annualized              1999
Administration                   2,201                 1,376                   577                  627

Depreciation                        68                    52                    22                   11

Marketing                          596                   589                   247                  304

Research and                     3,215                 2,013                   844                1,154
Development

Finance costs                    1,448                   563                   236                  114

Interest                            83                   143                    61                  164

Extraordinary loss on              428
Extinguishment of
debt

Net Loss                         8,039                 4,736                 1,987                2,374

Administrative Expenses

     The increase in administration expense for the year ended December 31, 2000 is attributable to an increase in legal, audit, investor relations and consulting fees as well as salaries and employee related costs relating to the commercialization of our product. Also included in administration costs in 2000 is a non cash charge of $225,000 which relates to stock options issued to employees and directors, where the exercise price was less than the fair market value of the stock on the date of grant.

Depreciation

     The increase in amortization is a result of an increase in the property and equipment asset base. During the year we had capital additions of $134,626.
The principal areas of expenditure were leasehold improvements, furniture and fixtures and computer hardware and software.

Marketing

     On an annualized basis marketing costs remained flat in 2000. Included in marketing costs in 2000 is a non-cash charge of $21,600 with respect to stock options issued to consultants for services.

Research and Development

     During the year 2000, there was a substantial increase in research and development expenses over the annualized prior period. The primary reasons for the increase are as follows: (1) there was a corporate decision in late 1999 to accelerate the completion of the development; (2) the decision in late 1999 to bring in house a substantial part of the work that was formerly undertaken by sub-contractors; and (3) a major increase in payroll costs in late 1999 as the company undertook a major hiring program of engineers and other technical staff. The increase in costs from late 1999 did not show its full-annualized impact until the year 2000. In the year 2000, there was a substantial increase in material costs, $2,600,000 versus annualized 1999, of $1,400,000. The reasons for this increase are as follows: (1) the expense of engineering prototypes;
(2) payments to strategic partners in respect of final development of the Inforemer; and (3) the expensing of equipment installed at the three test installations.

     Prior to February 2, 2000 certain of our subsidiary's research expenditures were eligible for the Canadian Government Scientific Research and Experimental Development tax credit. Under this program, Canadian controlled private corporations can receive a refundable investment tax credit.

     Investment tax credits are subject to review and audit by Canada Customs and Revenue Agency and are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. During fiscal 2000, we received refundable tax credits totaling $956,224, in respect of SR&ED expenditures incurred from the date of incorporation to December 31, 1999. For the period from January 1, 2000 to February 2, 2000 we expect to receive refundable tax credits of $26, 276. The total benefit of $982,000 has been credited to research and development expense in fiscal 2000.

Finance Costs

     The increase in finance costs is due to the increase in finders and other expenses incurred to obtain additional financing. Approximately $1,268,000 of these expenses relate to the non-cash cost of the beneficial conversion features with three of the loans. A further $238,000 relates to the non-cash cost of issuing warrants in connection with the debt financing.

Extraordinary Loss on Extinguishment of Debt

     Pursuant to the terms of the Share Exchange and Finance Agreement dated December 16, 1999, we committed to issuing 960,332 Class A common shares in settlement of notes in the amount of $350,000. In connection with the early extinguishment of this debt we have recorded extraordinary loss of $427,869 based on the difference between the fair value of the common shares issued and carrying value of the debt settled.

Liquidity and Capital Resources

     At December 31, 2000 Inforetech Wireless Technology Inc. had bank indebtedness of $77,910 compared to $4,214 at December 31, 1999. At December 31, 2000 the working capital deficit was ($3,379,545) and at December 31, 1999 ($3,703,687).

     Operating activities used cash of $4,436,703 and $1,656,305 for the year ended December 31, 2000 and the period August 1, 1999 to December 31, 1999 respectively. The increase in cash usage was principally attributable to, an increase in operating losses as we geared up its administration, and research and development departments and extended the payment terms on accounts payable.

     Investment activities consumed $171,290 (1999: $122,050) of which $134,626 (1999: $122,050) represents fixed assets acquired to support day-to-day activities.

     Financing for the year ended December 31, 2000 provided cash of $4,608,523 (1999: $1,778,355). We raised a total of $4,202,000 (1999: $424,750) of equity,
$3,102,000 through a private placement of common stock, $1,000,000 through a second private placement of common stock and $100,000 of common stock from the exercise of an option. We raised $2,100,000 (1999: $1,700,000) through three separate loan transactions. The first involved the sale of $1,000,000 in principal amount of Series A 8% convertible Notes due August 4, 2003 and warrants to purchase up to 100,000 shares of Class A common stock Augustine Funds, L.P. The notes are convertible (plus related interest expense) into Class A common stock at the lessor of (i) $5.25 or (ii) 75% of the average closing bid price of our common shares for the ten days immediately preceding the conversion date. The second transaction involved the sale of $1,000,000 in principal amount of 8% Convertible Debenture due August 4, 2005 and warrants to purchase up to 100,000 shares of Class A common stock Shaar Fund Ltd. The debenture is convertible (plus related interest expense) into Class A common stock at the lesser of (i) $5.25 or (ii) 75% of the average of the lowest three closing bid prices of the our common shares during the ten trading days immediately preceding the conversion date. The third involved a short-term loan of $100,000. From the above proceeds we repaid loans of $1,500,000 (1999:
$100,000) and promissory notes of $188,687 (1999: $94,205).

     On January 12, 2001, we acquired ProShot Golf, Inc. The ability of ProShot to continue as a going concern is also in substantial doubt. ProShot has entered into a revolving line of credit agreement with a bank, which provides borrowings of up to $3,750,000. As of December 31, 2000, $3,524,729 is outstanding under this facility. The revolving line of credit is collaterilized by substantially all of our assets, other than lease contract receivables, which secure lease contract obligations, and is guaranteed by certain pre merger stockholders of ProShot. Collateralized by further letters of credit from certain shareholders of Proshot who served as the guarantors, ProShot's bank line of credit was further extended to $4,500,000 until April 30, 2002. In payment, the Company shall issue the Guarantors with warrants to purchase a further 2,500,000 shares of common stock at $0.20 per share and expiring in 5 years time.

     On December 15, 2000, ProShot received a $225,000 cash loan, in conjunction with a promissory note in favor of certain of its principal stockholders In April 2001, the promissory note plus accrued interest of $8,414 was converted at a rate of $.20 per share into 1,167,070 shares of common stock.

PERIOD AUGUST 11, 1998 TO JULY 31, 1999 COMPARED TO THE PERIOD AUGUST 1, 1999 TO DECEMBER 31, 1999

     There was an elevated increase in expenses throughout the period August 11, 1998 through December 31, 1999. The primary reasons for the increase are as follows: (1) as the Company geared up its operations there was an increase in the number of employees in administration, marketing and research and development; (2) there was an increase in legal, audit and consulting fees; and
(3) there was a substantial increase in materials consumed in research and development.

Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Act of 1995:

     This prospectus contains "forward-looking" statements within the meaning of the Federal securities laws. These forward-looking statements include, among others, statements concerning our expectations regarding sales trends, gross and net operating margin trends, political and economic matters, the availability of equity capital to fund our capital requirements, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Although we believe that the assumptions on which forward-looking statements are based are reasonable, and the forward-looking statements are within the definition of the Private Securities Litigation Reform Act of 1995, the forward-looking statements in this document are subject to risks and uncertainties that could cause actual results to differ materially from those results expressed in or implied by the statements contained herein.

Recent Accounting Pronouncements:

     SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. Implementation of these pronouncements did not impact our results for the period or its balance sheet position as of March 31, 2001.


                                   BUSINESS

Overview


     We have created a hand-held pace-of-play information system (Inforemer), for golf courses. Our innovative and cost-effective products provide wireless communictions and global positioning system solutions for mobile and fixed asset management applications. The Company has targeted the golf market for the initial product launch of its hand-held Portable Recreational Devices. At present the Inforemer is installed at three test locations and we are taking orders as it moves towards full commercialization.

     In January 2001, we completed the acquisition of Proshot Golf, Inc., a leading provider of cart-based GPS distance measurement systems to the golf market. The combination of Inforetech and ProShot creates the leading golf GPS provider, strengthens our industry relationships and enhances it engineering and sales force. We believe that ProShot, with an installed base of approximately 150 courses is one of the industry's leaders. ProShot has course installations in USA, Canada, Panama, Spain, England, Portugal, Australia, Malaysia, Singapore and China. The results and balances of ProShot have been included in the Company's consolidated financial statements from the date of acquisition and have had a significant impact thereon.

On June 7, 2001, we signed a Memorandum of Understanding to merge with ParView Inc., a leading privately held company and manufacturer of golf course management systems using wireless communication and global positioning systems, based in Sarasota, Florida.

The transaction is subject to, among other things, completion of due diligence reviews by both parties, negotiation and execution of a definitive merger agreement, SEC review of merger/proxy statement, completion of financing, and approvals of the respective boards of directors and shareholders of each company. The transaction is expected to be completed by the end of third quarter of 2001.

Industry

     As one of the oldest organized sports in the world, golf is enjoyed by over 30 million Americans. The game's ongoing vitality is evidenced by its ability to attract participants from all demographic strata and skill groups. The game has been transformed from a sport enjoyed by a few, to a sport enjoyed by a broad cross-section of society. According to the National Golf Foundation's 1999 publication "A Strategic Perspective on the Future of Golf," prepared collaboratively by the National Golf Foundation and the international management-consulting firm, McKinsey & Company, golf has enjoyed explosive growth over the last 50 years. More recently, there has also been a strong growth in golf course investment.

     Internationally, the National Golf Foundation estimates that more than 50 million golfers play on 37,000 courses. Golf continues to grow at an explosive rate in Australia. Growth is not limited to any one country. The countries with the largest number of courses are Japan and Australia. Golf continues to flourish as a sport in Western Europe, where Great Britain and Ireland have the highest number of courses. In recent years the warmer climates of Spain and Portugal have seen explosive growth in new course development.

     We believe that golf is a high growth activity whose popularity coincides with the affluence of the baby boomer generation, which is turning to golf as a healthy leisure activity. The National Golf Foundation believes that over 2,000 new golf courses are being planned or are under construction in North America.

     We intend to establish worldwide industry leadership in wireless GPS-based golf technology and leverage this market position into other recreational market segments, such as hiking and skiing. Within the golf segment, we intend to build on its industry leading position by: (i) offering reliable, high quality GPS-based wireless solutions; (ii) competitively pricing its wireless solutions by offering economic and tax friendly customized leasing solutions; (iii) leveraging its strategic and technological relationships; (iv) selectively acquiring providers of GPS-based products and services to expand its installed base and product offering; and (vii) building brand awareness.

Research and Development Expenditures
-------------------------------------

     In 1999 and 2000 we have spent approximately $1.3m and $3.2m, respectively, on the development of a hand-held GPS golf distance measurement system. The acquisition of ProShot brings further products to our portfolio.

Products

Traditional Attributes of Golf Which Create an Opportunity for GPS Systems
---------------------------------------------------------------------------

     We believe that pace-of-play is a major concern for golf course owners and managers, as it directly impacts both revenue potential and bottom line results of golf facilities. Research on golf course operations undertaken by the National Golf Foundation appears to support the Company's view of the pace-of-play issue. Simply stated, pace-of-play is shorthand for the speed by which golf twosomes or foursomes move through the golf course. Because a foursome cannot proceed to the next hole until the foursome in front of them has completed the hole, one slow foursome can slow down an entire golf course. This reduces the number of paying golfers that can work through the course, and frustrates the vast majority of golfers that wish to play through the course in a timely fashion.

     A major cause of slow foursomes is the time that players take attempting to eyeball the distance to the flagstick or using course markers to determine the same. Players regularly consult their partners, or walk part way to the flagstick to locate markers, or to otherwise better judge distance, in order to select a suitable club. The result is slow play, reduction in paying golfers working through the course and reduction in golfers' enjoyment and loyalty, which in turn reduces golfer participation at facilities. All of these result in reduced revenues.

     The traditional system of course marshals moving players through a course is of limited effectiveness, as it is not always immediately apparent where the slow foursome is located, it is time-consuming for the marshal to travel from point to point, and the marshal can only be in one place at a time.

Technical Description of Products
---------------------------------

     A standard GPS receiver receives continuous location information from a constellation of 21 active and three spare satellites. Each satellite carries an atomic clock that transmits signals to a GPS receiver, which deciphers the signal from at least three different satellites to determine the receiver's location. Each satellite transmits two different codes: Precision code and the Coarse

Acquisition code. The P code is a special code used exclusively by the U.S. military. All commercial GPS receivers operate using the C/A code, which is not as accurate as the P code. Methods such as Differential GPS have been devised to make commercial GPS modules more accurate than the P code.

     Our products utilize GPS-based technology for three functions. In normal mode, the GPS allows each device to determine its location on a map. From this map's location, information and landmark distances are stored in the device's memory and the distance to the landmarks can be calculated and displayed on the screen of the handset. The second function is to attach a unit's location and outlined regions to a map. Once the unit crosses into an outlined region, a message is sent to the unit's microprocessor to execute a special action. At this time, a message may also be sent via radio link to the base station interface, and subsequently relayed to the Club House Computer. This allows the Club House Computer to track each receiver and determine its location on the map. The third function allows a unit to mark special locations on the map, such as marking a new hole location on the green or outlining a new region on a given map.

     Differential GPS uses a regular GPS receiver module at a known fixed location for reference. The fixed GPS antenna may be set to either survey the actual position or gather readings over a period of time. These readings are averaged to calculate an actual location. Once an actual location has been determined, the fixed GPS antenna takes readings of its current apparent location. This apparent location is then compared to the known fixed location with a method called pseudo range correction to calculate the GPS correction factor. This GPS correction is formatted into a Radio Technical Commission for Maritime Services packet and transmitted using User Datagram Protocol in an Internet Protocol packet, over the radio link. This process is constantly repeated.

     Our products' accuracy is improved by the number of correction packets it receives. The accuracy using Differential GPS is to one meter. Each unit in the field receives a correction packet and passes it to a GPS module, which applies a correction data to the apparent location to provide a more accurate location reading.

     With the acquisition of ProShot, we became the first golf GPS-system provider to offer a combination of both hand-held and cart-mounted GPS units. Our hand-held unit, the Inforemer, can mount to a golf bag or be carried by the golfer and provides accurate positioning throughout a golf course. Our cart-based product offerings include the T1800, the color-displayed GPS/c and the T2000. Each cart-based product features high-resolution, shockproof display units that are mounted through the front of the dash of the cart. In addition, two large alphanumeric rear unit displays are mounted to the cart roof, designed for easy viewing while selecting clubs. Audio and text based messaging allows golfers to pre-order food and beverages or send emergency messages.

     Inforemer ( Inforetech Product )

     The Inforemer incorporates all the features of cart-mounted devices into a single portable product. It provides a display with advanced graphics and menu driven software that offers the golfer a range of options including distance to pin and pro tips. Through the integration of radio and GPS, the handset allows messaging between the course and the golfer.

     T1800 ( ProShot Product )

     The economical T1800 system delivers both text and graphics on the primary in-cart display screen with capabilities for yardage, food and beverage ordering and messaging. The T1800 displays detailed graphics of each hole's layout, distance to the center of the green and key hazards.

     GPS/c ( ProShot Product )

     The GPS/c displays richly featured graphics that represent an upgrade to the T1800 system. The 6.4-inch display offers the golfer full-color graphics of the layout of each golf hole. Key components of the GPS/c include an active matrix screen with proprietary diffusion technology, an automatic full aerial view of each hole that displays approach shot distances in real time with easy-to-read concentric yardage rings, and a display of golfer's yardage with respect to tees, sand traps, water hazards, lay-up areas and other golf carts.

     T2000 ( ProShot Product )

     The T2000's display screen features advanced graphics that automatically present a full aerial view of each hole and approach shot distances in real time. Yardage to sand traps and other course features are displayed relative to the golfer's current position on the course.

     Remote Asset Management System

     Our Company's Remote Asset Management System is a Windows-based PC system that utilizes real-time cart location data designed to assist course operators in assessing pace of play by hole and by round, cart usage and course load. A component of the cart-based golf system, Remote Asset Management System operates from the computer based in a golf course's clubhouse. An elapsed-time indicator advises both the golf course clubhouse and the golfer on a group's pace of play. Additionally, the Remote Asset Management System is capable of audio and text messaging between the cart and the course clubhouse.

     Mobile Asset Tracking

     We are developing specialist utility capabilities that add value to golf course operators. Turf equipment, maintenance vehicles and general utility vehicles, which represent substantial capital investments of golf course operators, are subject to pilferage and theft. Management and control of this equipment offers a present day challenge to every golf course. Development of a lower cost vehicle-tracking unit combined with customized vehicle use and tracking reports presents an opportunity to increase the attractiveness of our GPS offerings.

     In addition to Mobile Asset Tracking, we are developing Geographic Information Systems, which provide turf managers with detailed geographical maps of a golf course to manage the maintenance of each feature on the course, including mowing patterns, pesticide applications and watering rates. Development of these products present us with the opportunity to either bundle this package as an additional cost add-on for current customers or to make it available as a stand-alone product for the marketplace.

Benefits of GPS System
----------------------

  Benefits to Golf Course Owners and Management
  ---------------------------------------------

     We believe that a selection of one our systems will be a valuable tool for managing a golf course. The system pinpoints course bottlenecks in real time, and in theory should significantly increase revenues through greater operational efficiencies and new revenue sources. The system also allows course administrators to view and analyze data and statistics relating to the overall course operation and functionality. In particular, management benefits from the following:

  . increased golf course revenue by increasing pace-of-play, . increased ability to sell food, beverage and pro shop items to golfers on the course,
  . potential advertising revenues through handset advertising, . enhanced ability of course marshals/rangers to monitor and manage pace-of-
        play in an impersonal and non-offensive manner, . greater golfer satisfaction and playing enjoyment which enhances golfer loyalty and attracts new golfers,
  .  management's ability to interact with all golfers on course, whether in carts or walking,
  . monitors and manages tournament play and leader board, attracts tournaments to course,

  . provides messaging capability to each user from the pro shop (a prompt to speed up play) or to alert all golfers about an impending storm and provide emergency response access, and

  .  provides comprehensive custom prepared management reports.

  Benefits to Golfers
  -------------------

     We believe a GPS system will increase golfers' enjoyment of their golf game by providing them with accurate and real time data and information displayed by cart mounted units or portable handsets attached to power carts, hand carts or carry bags. The units provide golfers with instant data relating to ball position and golf course information, which is needed to facilitate "game and shot management". In particular, we believe golfers will benefit from the following features:

  . real time information to 100% of the golf course, . instant drive measurements from the tee,

  .  distance measurements to the flagstick, hazards, sand traps and land marks, constantly updated via DGPS technology,
  .  detailed LCD screen layout of the entire golf course, each hole and each green including green contours,
  . professional golf tips for each hole and course, . ability to order food, beverages and pro-shop supplies while on the course, . receipt of important messages such as weather and storm advisories, . emergency response access,
  .  detailed digital score card,
  .  ability to request attendance of the course marshal/ranger, or notification of need for medical attention,
  .  increased pace-of-play,
  . instant access to Professional Golfers Association rules and local rules, . access to tournament information,
  .  real time event information, and
  .  access to promotions and advertisements.

Marketing & Sales

General Business Plan
---------------------

     We target resort courses, high-end public courses, private courses and semi private courses located throughout the United States and the world. In addition, we have attracted individual owners and companies with multi-course portfolios such as American Golf Corporation, Family Golf, Club Corporation, Crown Golf Properties, Club Link and Intrawest.

     Resort Courses
     ---------------

     According to the National Golf Foundation, golfers spend more than $24 billion annually on golf travel. The National Golf Foundation also reported that resort-related golf course construction has climbed over the past five years from 1,142 to 1,354 courses, a compound annual growth rate of 4.3%, more than twice the 2.1% growth rate for all other courses over the same period. In order to differentiate their leisure experience from competitors, resorts seek advanced technological innovations. Our GPS solutions target the resort courses' desire to maximize golfer satisfaction through an innovative and unique golfing experience. In addition to many resorts supporting year-round play, this segment is anticipated to become robust for advertising revenues.

     Public Golf Courses
     --------------------

     Public golf courses, owned by municipal governments, individuals or private ownership groups, are typically more receptive to revenue enhancement opportunities due to a variable and dispersed clientele and lower fee structures. Many such courses also accept advertising on course promotional material and scorecards. We target the capital-sensitive public course segment by offering payment terms with a minimal capital outlay that emphasizes player volume efficiencies. Use of the system by golfers on public courses may be optional at the golfer's choice, or required by course management. In each case, the course owner can look to revenue enhancement from increased fees and advertising, as well as increased golfer volume due to an improved pace-of- play.

     Private Golf Courses
     ---------------------

     Private golf courses focus on quality of service to members. Apart from visitor fees, revenue is largely derived from membership dues. Our GPS golf solutions enhance private course loyalty by increasing member golfer satisfaction.

     Semi-Private Courses
     ---------------------

     Semi-private courses are owned by members but are open to the public with revenue subsidizing membership costs, or are owned privately but offer partial public playing privileges. Our GPS-based golf solutions emphasize the increased revenue flows from additional rounds of golf, increased food and beverage sales and from external advertising.

     We maintain two senior account executives whose efforts are supported by a regionally organized staff of eight sales and marketing professionals. Leads provided by the independent distribution organization of Toro supplement our direct sales effort, with a commission plan to provide incentive for the Toro sales people.

     In July of 2000, ProShot entered into an exclusive provider agreement with American Golf Corporation to become the sole provider of GPS-based distance measurement devices. American Golf currently manages over 350 domestic and international courses and has generated consistent growth in courses under management. Under the terms of the exclusive agreement, we expect to install a minimum of 50% of American Golf courses over the agreement's five-year term.
Our plan is to pursue other exclusive provider agreements with golf course management companies and equipment suppliers in order to accelerate the adoption of both cart-based and hand-held distance measuring devices.

     In addition we are focusing on international opportunities by extending and improving its international network in Europe, Australia and Asia.

     The following are some of our key marketing and promotional programs targeted at the golf and wireless industry.

     Direct Sales

     Our five-year plan seeks to capitalize on the immediate demand of the golfing and wireless industry. We intend to sell licenses and distributorships internationally and to select regions within North America. A regular print and electronic mail out program has been implemented to increase corporate and product awareness and includes golf course owners, golf course professionals, club managers and directors and appropriate associations.

     Brochures & Print Material

     Our corporate and product literature is updated regularly to reflect our branding efforts. Brochure and print material are used as direct-mail pieces and as information handouts to potential customers and shareholders.

     Web Site

     Our corporate web sites, inforetech.com and proshot.com, serve as a portal providing information on our, management, products, marketing, sales, careers, technology, investor relations and all other divisions central to our operations. The web sites also act as a promotional activity for product installations, which supports ongoing marketing efforts.

     Trade Shows

     As part of our marketing strategy, we attend the golf industry's major trade shows. At an Orlando PGA trade show in February 2001, we received over 100 letters of interest from potential golf course owners and managers. We attend at least two major Professional Golf Association trade shows annually and attends international and regional shows throughout North America to gain worldwide recognition.

     Trade Magazines

     We place advertisements and articles in strategic industry trade magazines to create awareness of our products and competitive advantages. These ads emphasize the benefits of our products to golfers and course owners. To date, we have appeared in many high profile magazines including Golf Digest, Golf Tips, Florida Golf News and Time Digital.

     Foundations and Associations

     We seek representation in foundations and associations throughout North America, and on a selective basis worldwide. We currently hold premier status memberships with the National Golf Foundation, the National Golf Course Owners Association, Golf Course Superintendents Association and the Professional Golfers Association. These associations provide statistical industry data that helps generate accurate market intelligence.

     Strategic Marketing Alliances

     We expect to continue to enter into strategic marketing alliances with well-established companies including golf course operators, equipment manufacturers and professional golfers. These strategic alliances will help increase our brand awareness externally.

Marketing Strategy
------------------

     Our advertising and promotional strategy will focus on "brand recognition" of our products and our ability to offer both a cart and a portable solution. We believe branding is a strategic advantage, and hope to develop, implement, monitor and strictly enforce graphic design specifications, including font, color and use of the brand.

         Our intended marketing activities include:

     . direct contact with golf course decision makers at trade shows and by personal contact, mail, advertising and telephone to inform them of our products,
     . soft-sell opportunities such as speaking at industry related conferences to establish and help solidify our position as a leader in the field, and
     .   quality media coverage to promote greater awareness of our systems.

         We currently intend to implement these activities through a communications program consisting of the following traditional methodologies:

     .   brochures and print material
     .   web sites and web site promotion
     .   trade shows
     .   trade magazines
     .   mail-outs
     .   newsletters
     .   foundations and associations
     .   multi-media programs

Manufacturing Process

     We have a limited in-house manufacturing capability at our Vancouver, British Columbia and San Juan Capistrano, California facilities. Our manufacturing operation consists primarily of testing sub-assemblies and components purchased from third parties, system configuration, final assembly and testing of pre-production units. We also use these facilities for developing the manufacturing process and documentation for outsourcing to turnkey suppliers. Our future success will depend, in significant part, on our ability to obtain turnkey high volume manufacturing at low costs. We are currently dependent on sole source suppliers for certain key parts used in our product. We do not carry significant inventories of these parts and at this time do not have long-term supply arrangements.

Competition

     GPS based golf management systems installed in North America to date have been installed predominately at high end resort courses principally by the suppliers indicated below.

     Company                  Founded      System       Mounting
     -------                  -------      ------       --------
     ParView, Inc.            1994         ParView      Cart
     Sarasota, Florida

     ProLink, Inc.            NA           ProLink      Cart
     Chandler, AZ

     UpLink Corp.             1998         UpLink       Cart
     Austin, TX

     We have thoroughly investigated each of these companies and systems at several levels including:

     .   using competitor systems at golf courses,
     . discussions with our Advisory Board, golf course professionals and golfers about the advantages or disadvantages of these systems,
     . discussions at golf trade shows with the personnel of competitor systems
     . and visits to competitor offices to discuss and review system features with competitor management and technical personnel.

On June 7, 2001, we signed a Memorandum of Understanding to merge with ParView Inc., a leading privately held company and manufacturer of golf course management systems using wireless communication and global positioning systems, based in Sarasota, Florida.

The transaction is subject to, among other things, completion of due diligence reviews by both parties, negotiation and execution of a definitive merger agreement, SEC review of merger/proxy statement, completion of financing, and approvals of the respective boards of directors and shareholders of each company. The transaction is expected to be completed by the end of third quarter of 2001.

Patents and Trademarks

We license technology from third parties under the following agreements:


  . Settlement Agreement between Inforetech and Leading Edge Technologies, Inc. ("ProLink") dated March 16, 1998, (non-exclusive royalty-free license on the "431" Patent (U.S. Patent No. 5689431))
  . Nonexclusive Patent License Agreement between Inforetech and Optimal Recreation Solutions, L.L.P. dated August 28, 1998, as amended. (U.S. Patent No. 5,364,093 entitled "Golf Distance Measuring System and Method" ("093 Patent"))
  . Technology License Agreement between Inforetech and Applied Data Systems, Inc. dated March 31, 2000 (derivative of the ADS display start and ADS software kernel)

  . Exclusive Licensing and Distribution Agreement dated March 31, 2000, between the company, ParView, Inc., and ScoreCast, Inc. (golf tournament management software and software for the presentation of golf tournament results on the clubhouse television).

  . Exclusive License Agreement between us (as licensor) and ParView dated January 20, 2000 relating to the Golf Age Technologies ("GAT") Patent.

We own the following patents, patent applications and trademarks:

 .    Golf Age Technologies ("GAT Patent") (U.S. Patent No.'s 5438518 entitled
     "Player Positioning and Distance Finding System" and 5904726 entitled "Accelerometer-Based Golf Distancing Apparatus" and U.S. application number 09\193,762 entitled "Memory for PGS-based Golf Distancing System").

 .    Patent entitled "Position Tracking System" (U.S. Patent No. 5163004).
     PinMark trademark (Registration No. 1937507, registration date is November 21, 1995).

 .    Five trademarks: Registration No. 1918361 ("ProShot Golf and Design"),
     1920216 (Name "ProShot Golf"), 1950544 ("ProShot Golf"), 1967817 (ProShot Golf logo), and 1937068 (slogan "Keeping the game moving forward").

 .    U.S. Provisional Patent Application No. 60/178,486-Golf Course Data Mining
     and Advertising Systems and Methods.

 .    U.S. Provisional Patent Application No. 60/178,489-Virtual Golf Caddy and
     Internet System.

Employees
---------

     Subsequent to our streamlining program shortly after the acquisition of ProShot, the total number of employees, for Inforetech and ProShot combined was
54. All employees are employed on a full-time basis.

                                   PROPERTY

     Our principal executive offices are located in Vancouver, BC, Canada in an approximately 8,000 square foot facility. The current lease expires in 2003 and has one three-year renewal option. In addition, we rent an approximately 2,000 square foot facility on a month-to-month basis adjacent to its Vancouver office.

     ProShot leases a 6,000 square foot office facility in San Juan Capistrano, California. The lease expires on September 30 2003. In addition, ProShot rents an approximately 2,000 square foot facility on a month-to-month basis in the vicinity.

     We believe that its facilities are adequate to meet its current needs and that our future growth can be accommodated by leasing additional or alternate space near to our current facilities.

                                  MANAGEMENT

Directors, Executive Officers and Key Employees

     The following table sets forth the names and ages of our current directors, executive officers and significant employees. Our board of directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.


Name                         Age             Position
----                         ---             --------
Robert C. Silzer, Sr.          54           Chairman of the Board, Chief
                                            Executive Officer and Director

Robert C. Silzer, Jr.          35           President, Secretary, Treasurer and
                                            Director

John Regan                     58           Chief Financial Officer

Jerry L.  Smith                59           Director

Background and Experience

     Robert C. Silzer, Sr. is CEO and Chairman of the Board of Inforetech and Inforetech Golf. Mr. Silzer founded Inforetech Golf in 1996 and is a major shareholder of Inforetech. Mr. Silzer has extensive experience in managing both private and public corporations, in raising capital and introducing new products. In addition, he has considerable experience in marketing and sales, with numerous business contacts throughout North America, Europe and Asia. Mr. Silzer was financier and developer of the electronic bingo machine, a wireless hand-held gaming device. Mr. Silzer was founder and CEO of Supercart International, a privately held corporation, from 1985 to 1990.

     Robert C. Silzer, Jr. is President, Secretary, Treasurer and a Director of Inforetech and Inforetech Golf. Mr. Silzer started his relationship with Inforetech Golf in early 1997 on a consulting basis. He started full-time employment with the company in August 1998 as Project Manager and in April 1999 was appointed President. Mr. Silzer has significant experience in the development, manufacturing, sales and service of hand held electronic devices. Prior to joining Inforetech Golf, Mr. Silzer was employed by AGT Inc. from 1993 to 1998 as Executive Vice President. Mr. Silzer is the son of Robert C. Silzer, Sr.

     John Regan is the Chief Financial Officer of Inforetech. Mr. Regan began his relationship with Inforetech in 1999 was appointed Chief Financial Officer in 2000. Mr. Regan brings to Inforetech more than 30 years of experience in the accounting profession and industry. From 1996 to 1997 Mr. Regan was Chief Financial Officer of Automed. Prior to 1996, Mr. Regan was Vice President of Finance of Electrovert Ltd., Corporate Controller of Crane Canada Inc. and held various senior financial positions with RCA Canada. Mr. Regan is a graduate of University College Dublin (Ireland) and a fellow of the Institute of Chartered Accountants in England and Wales.

     Jerry L. Smith is a Director of Inforetech and Inforetech Golf. Mr. Smith is the Managing Member of Abacus Capital, LLC, a private investment firm. From 1986 to present, Mr. Smith has been President and majority owner of Gateway Group, Inc., a merger, acquisition, and investment banking firm specializing in manufacturing, distribution, and service companies. He is a Director of EndoBiologics, Inc., a protein based anti-microbial therapeutics developer, a Director of Centurion Technologies, Inc., an on-line web access software developer for instant data retrieval through "Smart Cards"; and is President and Director of Iconn Sports International, a manufacturer of high-end wakeboards, water skis, and accessories. Previously, Mr. Smith was a director of Digital Data Networks, Inc., a digital information systems operator and developer; a Director of AskRex.com, an interactive Internet travel service company and has owned and operated manufacturing, distribution, retail and financial companies. He was a founding Director of the Western Washington Youth Foundation and is a Seattle Pacific University Fellow.

                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during fiscal year ended December 31, 2000 to Inforetech's Chief Executive Officer. No other officer of Inforetech received annual compensation in excess of $100,000 per annum.

Summary Compensation Table

              Name and
         Principal Position        Year         Salary          Bonus
         ------------------        ----      -----------      ---------
Robert C.  Silzer, Sr.              2000         $160,200         $40,400
Chief Executive Officer

________________

       (1)    Paid by Inforetech 2000

       The following table provides information as to the individual named in the above Summary Compensation Table.

                       Option Grants in Last Fiscal Year
                       ---------------------------------


                      Number of                                                                Potential
                      Securities                                                              Realizable
                      Underlying        % of Total         Exercise                            Value at
                       Options       Options Granted       Or Base                              Assumed
                       Granted       to Employees in        Price         Expiration         Black-Scholes
Name                   (Shares)        Fiscal Year        ($/Share)          Date             Calculation (1)
----                   --------        -----------        ---------          ----             ---------------
Robert C. Silzer, Sr.    325,000            14.16%            $1.00         01/2/2005          $87,750
Robert C. Silzer, Sr.    100,000             4.36%            $3.00         01/2/2005            NIL

     (1) The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model based on the following assumptions.

     . Interest rate: equal to the interest rate on a U.S. maturity date corresponding to the option term. Treasury security on February 2, 2000 with a

     . Volatility rate: .1% (options were granted before Company became listed).

     .     Dividend rate: $nil annual dividend per share.

     .     Time of exercise: 5 years.

  The following table provides information as to the exercise of stock options during 2000 and unexercised stock options held as of the end of 2000 by Mr. Robert Silzer Sr.

                                                 Number of Securities               Value of Unexercised
                                                Underlying Unexercised             In-the-Money Options at
                                                 Options at Year End                      Year End
                Shares        Aggregate                (Shares)
              Acquired On       Value
Name           Exercise       Realized      Exercisable         Unexercised      Exercisable       Unexercised
----         -----------    ------------   --------------    -----------------  --------------  -----------------

Robert C.         Nil            Nil              212,500            212,500       Nil               Nil
 Silzer, Sr.

Compensation Agreements

  We have no long-term employment or consulting agreements with any of our executive officers or directors.

Board of Directors

  Between January 1, 2000 and May 31, 2001, the board of directors met two times; certain corporate actions were also conducted by unanimous written consent of the board of directors. Directors receive no compensation for serving on the board of directors, but are reimbursed for any out-of-pocket expenses incurred in attending board meetings. We have no audit, nominating or compensation committees or committees performing similar functions.

Stock Option Plan

     The purpose of the plan is to provide additional incentives to those directors, officers, and key employees and consultants of the company and its subsidiaries whose substantial contributions are essential to the continued growth and success of the company's business in order to strengthen their commitment to Inforetech, to motivate them to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of Inforetech. To accomplish this purpose the plan provides that Inforetech may grant incentive stock options or nonqualified stock options.

     The plan is to be administered by the board of directors. The board is empowered to select those directors, officers, key employees or consultants of the company or its subsidiaries eligible to receive stock options under the plan. The board is also empowered to determine the number of incentive stock options and nonqualified stock options to be granted each optionee, to construe and interpret the plan, and to amend and revoke rules and regulations for the administration of the plan.

     A total of 4,000,000 shares of our Class A common stock are authorized for issuance under the plan. The purchase price or the manner in which the purchase price is to be determined for shares under each option is to be set forth by the board provided that the purchase price per share for an incentive stock option shall not be less than 100% of the fair market value of a share at the time the option is granted.

     The terms pertaining to the exercise of any option granted under the plan shall be determined by the board, provided that no option shall be exercisable more than 10 years after the date it is granted. The board may accelerate the exercisability of any option or portion thereof at any time.

     The plan will terminate, unless amended by the board, on the day before the tenth anniversary of the effective date, which is February 2, 2010.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 31, 2001 with respect to the beneficial ownership of the common stock of Inforetech by each beneficial owner of more than 5% of the outstanding shares of common stock of Inforetech, each director, each executive officer and all executive officers and directors of Inforetech as a group, (i) the number of shares of common stock owned by each such person and group and (ii) the percent of Inforetech's common stock so owned.

     As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. The address of those persons for which an address is not otherwise indicated is:
550 - 152/nd/ Street, Suite 214 Surrey, British Columbia V35-8E7


                                    Number of Shares of              Percentage of Outstanding
                                       Common Stock                       Common Stock
Name of Beneficial Owner            Beneficially Owned                 Beneficially Owned (1)
-----------------------             ------------------               -------------------------
Robert Silzer, Sr.                        5,581,750 (2)                       23.87%
Robert C.  Silzer, Jr.                      850,000 (3)                        3.68%
Jerry L.  Smith                             538,000 (4)                        2.34%
All Officers and Directors                                                    29.21%
As a Group (three persons)                6,969,750

____________________

  (1) Common stock subject to options or warrants currently exercisable, or exercisable within 60 days, is deemed outstanding for purposes of computing the percentage of the person holding such options or warrants (including the percentage of all officers and directors as a group), but is not deemed outstanding for purposes of computing the percentage for any other person. Percentages based on 15,798,745 shares of Class A stock and 7,002,030 shares of class B stock outstanding as of May 31, 2001.

  (2) Includes (i) 4,470,750 shares of class B stock owned of record by Robert Silzer, Sr., (ii) 525,000 shares of class B stock owned of record by Robert Silzer, Sr.'s wife, Madj Silzer, (iii) 425,000 options owned by Robert Silzer, Sr. to purchase shares of Class A stock at $1.00 per share (as to 375,000 options) and $3.00 per share (as to 50,000 options), and (iv) 154,749 shares of Class A stock which Robert Silzer, Sr. may obtain beneficial ownership of via the conversion of $154,749 in convertible notes, which notes are convertible into shares at $1.00 per share, and which notes are owned by RCS Financial Group, an affiliate of Robert Silzer, Sr.

  (3) Includes (i) 525,000 shares of class B stock and (ii) 325,000 options owned by Robert Silzer, Jr. to purchase shares of Class A stock at $1.00 per share (as to 275,000 options) and $3.00 per share (as to 50,000 options).

  (4) Includes (i) 125,000 options owned by Jerry Smith to purchase shares of Class A stock at $1.00 per share (as to 75,000 options) and $3.00 per share (as to 50,000 options) and (ii) 24,000 warrants owned by Jerry Smith convertible into shares of Class A stock at $2.00 per share.

  We believe that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants (including the percentage of all officers and directors as a group), but are not deemed outstanding for purposes of computing the percentage of any other person.

              LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the Share Exchange Agreement dated as of December 16, 1999, Inforetech issued to Robert Silzer, Sr., the Chief Executive Officer and Chairman of the Board of Inforetech, 4,470,750 shares of class B stock and options to acquire 425,000 shares of Class A stock.

     Pursuant to the Share Exchange Agreement dated as of December 16, 1999, Inforetech issued to Robert C. Silzer, Jr., the President, Secretary, Treasurer and a Director of Inforetech, 525,000 class B stock and options to acquire 325,000 shares of Class A stock.

     Pursuant to the Share Exchange Agreement dated as of December 16, 1999, Inforetech issued to other members of the Silzer family 2,100,000 shares of class B stock and options to acquire 300,000 shares of Class A stock.

     Pursuant to the Share Exchange Agreement dated as of December 16, 1999, Inforetech entered into certain Put and Call Agreements with members of the Silzer Family.

     Pursuant to the Share Exchange Agreement dated as of December 16, 1999, Inforetech purchased 67.15% of the issued Class A voting shares of Inforetech Golf Inc. from the Silzer Family.

     In July 2000, we received a loan for $200,000. The loan bore interest at 5% per month and had a maturity date of August 14, 2000. One of our directors guaranteed the loan. The lender was assigned a right to receive a portion of the proceeds of our Canadian Government Scientific Research and Experimental Development tax credit As further consideration for the loan, the lender was issued with an option to purchase 60,000 Class A common shares at a price of $5 per share. The option expires on July 12, 2002. The proceeds raised of $200,000 have been allocated to the debt ($120,164) and the options ($79,836) based on their relative fair values at the date the loan was received. The $79,836 allocated to the option has been reflected in the accompanying financial statements as a finance expense on the loan with a corresponding credit to additional paid in capital. The loan, plus accrued interest of $10,849, was repaid on August 14, 2000.

     In September 2000 we received $1,000,000 from Dr. Terrence Matthews, a former Director of our company in connection with a Private Placement of 222,223 Class A Shares.

     During fiscal year 2000 commissions and consulting fees of $67,000 were payable to a company with a common director. As of May 31, 2001 $43,000 of the above amount is owing to these related parties. The current account overdraft bears interest at 21%, is due on demand, and is collateralized by a personal guarantee of a principal shareholder this company.

     On February 20, 2001, Augustine Fund, L.P. purchased 80,000 shares of Class A common stock for an aggregate amount of $100,000. As of May 31, 2001 the stock had not been issued.

     On January 27, 2001, we signed a contract with International Investor Relations Group, Inc. for the provision of investor relation services. At the signing of the contract a payment of 70,000 shares of common stock was made to International Investor Relations Group, by one of our shareholder, on its behalf. The Company intends to repay this shareholder by issuing 70,000 new shares of common stock.

     In February 2001, we sold a warrant to purchase 250,000 Class A common shares in the Company for $45,000 cash. The warrant expires on August 7, 2002. The warrant exercise price is the lesser of $1.75 and 80% of the lowest closing bid price of our common stock during the 30 trading days prior to exercise less $0.18.

     In February 2001, the Company received a $1,185,000 loan bearing interest at LIBOR plus 1%. The interest is payable semi-annually, the first payment being due August 1, 2001. The loan matures on February 28, 2006 but can be extended, for a period of two years, upon the payment of a fee of $11,850. The loan is collateralized by 2,044,000 Inforetech shares (the "collateral shares") which were loaned to the Company by a number of its shareholders. A finder's fee of $47,400, in respect of this loan, was deducted from the initial amount paid over to the Company. A further finder's fee of $47,400 is payable to a third party. The total finders' fees of $94,800 were deferred and are being amortized over the five-year term of the loan. The interest expense in respect of this loan recorded in the three-month period to March 31, 2001 was $10,227.

     On March 15, 2001, a group of our major shareholders signed an agreement to extend the guarantee of a $258,000 debt to April 30, 2001. In payment they are to be issued with 100,000 shares of common stock.

     On April 24, 2001, we signed a finance agreement with a number of our major shareholders to extend the guarantee of various loan facilities in return for shares and stock purchase warrants. The principal terms of the agreement are:

     . Collateralized by the letters of credit from the Guarantors, ProShot's existing bank line of credit was extended from $3,526,000 to $3,750,000 effective April 26, 2001. In payment, we will issue the Guarantors warrants to purchase 500,000 shares of common stock at $0.20 per share and expiring in 5 years time. Interest on the line of credit is at prime plus 1%.

     . Collateralized by further letters of credit from the Guarantors, ProShot's bank line of credit was further extended to $4,500,000 until April 30, 2002 at which time it will become a term loan. In payment, we will issue the Guarantors with warrants to purchase a further 2,500,000 shares of common stock at $0.20 per share and expiring in 5 years time. We have indemnified the Guarantors for any losses or payments under the line of credit up to $1,000,000. We agree to repay the term loan using a minimum of 5% of all operating revenue from all GPS course installations. All interest payments on the line of credit must be prepaid to the bank at least ninety days in advance. Interest on the line of credit is at prime plus 1%. If the interest prepayments are not met then we will issue the Guarantors with 100,000 shares of Class A common stock for each month interest is not so prepaid.

     . The guarantee of existing financing of $1,007,000 (which includes $258,000 previously extended to April 30, 2001) will be extended to April 30, 2002, on the proviso that the $749,000 cost of goods financing included in this amount is reduced to $400,000 by no later than June 30, 2001. In payment, we will issue the Guarantors with warrants to purchase a further 500,000 shares of common stock at $0.20 per share and expiring in 5 years time.

     On April 24, 2001, a $225,000 promissory note in favour of the Guarantors, plus accrued interest of $8,414, was converted at a rate of $0.20 per share into 1,167,070 shares of Class A common stock.

     In connection with the acquisition of ProShot Golf, Inc. On January 12, 2001, we issued 960,000 shares of Class A common stock and placed them in escrow for the benefit of certain of ProShot's stockholders who provided Stockholder Guarantees. Commencing 90 days following the closing date of January 12, 2001, if the Stockholder Guarantees have not been released in full, one twelfth of the Guarantee Escrow Shares are to be released from escrow each month, or portion thereof, and delivered into a second escrow to be held pursuant to the terms of an escrow agreement among the Guarantors, until the Stockholder Guarantees have been released in full. In the event that any call is made on any of the Stockholder Guarantees after the closing date as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares are to be immediately released from escrow for the benefit of the guarantors. If none of the Stockholder Guarantees are called or the Stockholder Guarantees are released in full, the shares held in the second escrow shall be distributed to all of ProShot's stockholders, on a pro rata basis, to their ProShot stock holdings immediately prior to the closing date of the transaction. If the Guarantees are released any shares in the first escrow account that have not, at that time, been released into the second escrow account will be cancelled. We will record a cost of debt financing at the time each one twelfth of Guarantee Escrow Shares are released into the second escrow account.

As at the date of filing this registration document none of the guarantees had been released.

     Related party convertible loans are unsecured, repayable on demand and are non-interest bearing. These notes may be converted into Class A shares at the price of $1.00 per Class A share.

     As at June 15, 2001, the administrative processes of transferring escrow shares and issuing shares and warrants, as required by a number of the above transactions, had not been completed.

                           DESCRIPTION OF SECURITIES

General

  As of the date of this prospectus, the authorized capital stock of our Company consists of 110,000,000 shares $0.001 par value, per share of common stock of which 100,000,000 are designated Class A common stock which 15,798,745 shares are issued and outstanding and 250,000 shares are to be issued under existing arrangements; and 10,000,000 shares of Class B Special Voting Common Stock, $0.001 par value, of which 7,002,030 shares are issued and outstanding. There are approximately 3000 shareholders of record.

  The following is a description of our securities taken from provisions of our Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect.

Common Stock

  All shares of common stock have one vote and vote together as a single class. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the Directors.

  Upon liquidation, dissolution or winding up, our assets, after the payment of our liabilities, will be distributed pro rata to the holders of the Class A common stock. The holders of the Class A and class B common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

  Holders of common stock are entitled to share equally in dividends when, as and if declared by our board of directors, out of funds legally available for the payment of dividends. We have not paid any cash dividends on the common stock, and it is unlikely that any dividends will be declared in the foreseeable future.


                      DESCRIPTION OF THE DEBT SECURITIES

Series A Eight Percent (8%) Convertible Notes Due August 4, 2003

  The securities being offered by certain of the selling security holders include shares of Class A common stock that are issuable upon the conversion of convertible notes and upon the exercise of warrants that we issued in a private offering on August 4, 2000. The notes sold in that offering were in the original aggregate principal amount of $1,000,000 and bear interest at 8% per annum.

  The notes are convertible into our Class A common stock at a rate equal to the lower of $5.25 or 75% of the average of the three lowest closing bid prices for the Class A common stock during the 10 trading days immediately preceding
the conversion date.   However, the notes may not be converted into common
stock, nor may the holder receive shares in payment of interest, if the note holder and any affiliate would, as a result, beneficially own more than 4.99% of our issued and outstanding shares of common stock.

8% Convertible Debenture Due August 4, 2005

  The securities being offered by certain of the selling security holders include shares of Class A common stock that are issuable upon the conversion of convertible debentures and upon the exercise of warrants that we issued in a private offering on August 4, 2000. The debentures sold in that offering were in the original aggregate principal amount of $1,000,000 and bear interest at 8% per annum.

  The debentures are convertible into our Class A common stock at a rate equal to the lower of $5.25 or 75% of the average of the lowest three closing bid prices during the ten trading days immediately preceding the conversion date. However, the debentures may not be converted into common stock, nor may the holder receive shares in payment of interest, if the debenture holder and any affiliate would, as a result, beneficially own more than 4.99% of our issued and outstanding shares of common stock. This limitation could be waived by the holder as to itself by giving 5 days prior notice to us. Further, as a separate restriction, a holder may not convert the debentures into common stock, nor may the holder receive shares in payment of interest, if as a result, he together with his affiliates would beneficially own in excess of 10% of our issued and outstanding common stock.

   If a selling security holder transfers its notes, debentures or warrants prior to conversion or exercise, the transferee of the debentures or warrants may not sell the shares of common stock issuable upon conversion or exercise of the debentures or warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

  The exercise price of each of the warrants will be adjusted in a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the common stock. In a liquidation, dissolution or winding up, holders of the warrants, unless exercised, will not be entitled to participate in our assets. Holders of the warrants will have no voting, preemptive, liquidation or other rights of a stockholder, and no dividends will be declared on the warrants.

Registration Rights

  We agreed to file a Registration Statement to register under the Securities Act all of the Class A common stock to be issued upon exercise of the warrants upon conversion of the notes and the debenture. This prospectus is a part of that Registration Statement. We also agreed to include in the Registration Statement the 80,000 shares of Class A common stock issued to Augustine Fund, L.P. pursuant to an Agreement dated as of February 15, 2001. We agreed to pay all expenses for registration of the securities. In addition, we agreed to comply with all necessary state securities laws so as to permit the sale of the common stock by the investors.

                        NEVADA ANTI-TAKEOVER PROVISIONS

  The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Inforetech. Section 78.438 of the Nevada law prohibits us from merging with or selling Inforetech or more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Inforetech shares, unless the transaction is approved by Inforetech's Board of Directors. The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Inforetech.

                             PLAN OF DISTRIBUTION

  The selling security holders and any of their pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling security holders will sell any or all of the common stock in this offering. The selling security holders may use any one or more of the following methods when selling shares:

  . Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account; an exchange distribution following the rules of the applicable exchange; Privately negotiated transactions; short sales or sales of shares not previously owned by the seller; Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; A combination of any such methods of sale; or any other lawful method

  Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling security holders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated.

  The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling security holders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

  We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling security holders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify Inforetech and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

  If we are notified by the selling security holder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling security holder and the broker-dealer.

                           SELLING SECURITY HOLDERS

  The following table sets forth certain information regarding beneficial ownership of common stock of each selling security holder and as adjusted to give effect to the sale of the common stock offered through this prospectus.



                                        Number of          Number of                              Percentage
                                       Shares Held          Shares         Number of Shares       Owned Upon
                                      Prior to this          Being            held after         Completion of
     Name of Beneficial Owner          Offering (1)       Registered         this Offering       this Offering (2)
     ------------------------          ------------       ----------         -------------       ----------------
Augustine Funds, L.P. (3)                      80,000          7,500,000               80,000                  .5%
                                                                  80,000                                        .
The Shaar Fund Ltd. (4)                             -          7,400,000                    -                  --
-----------------------------------------------------------------------------------------------------------------
      Total                                    80,000         14,980,000               80,000                  .5%

________________
(1) Other than Augustine Fund, L.P, to the best of our knowledge, none of the selling security holders are owners of any shares of Class A common stock and will only become holders upon conversion of the notes or the debenture or upon exercise of their respective warrants.

(2) Common stock subject to conversion of the notes or the debentures, is deemed outstanding for purposes of computing the percentage of the person holding such notes or debentures but is not deemed outstanding for purposes of computing the percentage for any other person. Percentages based on 15,798,745 shares of Class A stock and 7,002,030 shares of class B stock outstanding as of May 23, 2000.

(3) Includes: (i) 5,000,000 shares issuable upon conversion of the Series A 8% Convertible Notes and related potential interest expense; (ii) 2,500,000 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the Series A 8% Convertible Notes; and (iii) 80,000 shares issued on February 15, 2001 in a private placement made pursuant. The number of shares of common stock issuable upon conversion of the notes and as payments of interest thereon is dependent in part upon the market price of the common stock prior to a conversion and is subject to certain conversion limitations. As such, the number of conversion shares included in the table for this selling security holder represents a good faith estimate of the number of shares of common stock issuable upon conversion of the notes and as payment of interest thereon. See "Description of Debt Securities."

(4) Includes: (i) 4,933,333 shares issuable upon conversion of the 8% Convertible Debenture and related potential interest expense; and (ii) 2,466,667 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the 8% Convertible Debenture. The number of shares of common stock issuable upon conversion of the debenture and as payments of interest thereon is dependent in part upon the market price of the common stock prior to a conversion and is subject to certain conversion limitations. As such, the number of conversion shares included in the table for this selling security holder represents a good faith estimate of the number of shares of common stock issuable upon conversion of the debenture and as payment of interest thereon. See "Description of Debt Securities."

                               LEGAL PROCEEDINGS

  We are not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against Inforetech has been threatened.

                                    EXPERTS

  Our consolidated financial statements for the fiscal year ended December 31, 2000 included in this prospectus and Registration Statement have been audited, by Ernst & Young LLP.

  The consolidated financial statements for the five-month period ended December 31, 1999 and the period from date of incorporation, August 11, 1998 to July 31, 1999, have been audited by Lemieux Deck Millard Bond independent certified accountants. Each of their reports, copies of which are attached to this prospectus are included upon authority of Ernst & Young LLP. and Lemieux Deck Millard Bond as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the securities offered hereby are being passed upon for us by Loeb & Loeb, LLP, Los Angeles, California.

                       CHANGES IN CERTIFYING ACCOUNTANTS

  Effective as of July 13, 2000, we dismissed Lemieux Deck Millard Bond. The decision to change accountants was approved by the Board of Directors of Inforetech.

  The report of Lemieux of Inforetech's balance sheet as of December 31, 1999 and the related statement of stockholders' equity at December 31, 1999, and statement of cash flows for the five-month period ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except as to the ability of Inforetech to continue as a going concern.

  During the fiscal year ended December 31, 1999 and the interim period subsequent to December 31, 1999 through July 13, 2000, there were no disagreements between Inforetech and Lemieux as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of Lemieux, would have caused it to make a reference to the subject matter of the disagreement in connection with its report on the financial statements for such periods within the meaning of Item 304(a)(1)(iv)(A) of Regulation S-B. During the fiscal year ended December 31, 1999 and the interim period subsequent to December 31, 1999 through July 13, 2000, there have been no reportable events (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B). Lemieux has furnished Inforetech with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

  We engaged the firm of Ernst & Young LLP on July 13, 2000 as independent auditors for our fiscal year ending December 31, 2000 to replace Lemieux. The board of directors approved the selection of Ernst & Young LLP as independent auditors. Inforetech had not consulted Ernst & Young LLP prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement or a reportable event within the meaning of Item 304(a)(1) of Regulation S-B.

                      INFORETECH WIRELESS TECHNOLOGY INC.
                             FINANCIAL STATEMENTS

                                     INDEX

                                                Title                                                         Page
                                                -----                                                         ----
Consolidated Financial Statements (Unaudited) - Three Months ended March 31, 2001...........................

Notes to Consolidated Financial Statements (Unaudited) - Three Months ended March 31, 2001..................

Auditors' Report of Ernst & Young LLP - Fiscal Year Ended December 31, 2000.................................

Auditors' Report of Lemieux Deck Millard Bond - Fiscal Year Ended December 31, 1999.........................

Consolidated Financial Statements - Year Ended December 31, 2000............................................

Inforetech Wireless Technology Inc.
Consolidated balance sheets (unaudited)
[See note 2 - Going Concern]
March 31, 2001 and December 31, 2000

                                                                                         March 31,         December 31,
                                                                                           2001               2000

 ASSETS
 Current
 Cash                                                                                         19,907                 530
 Restricted cash [note 3]                                                                    100,000                   -
 Accounts receivable, net of allowance for doubtful accounts                                 294,810              39,801
 Current portion of net investment in leases                                               1,634,534                   -
 Income tax credit receivable                                                                 25,848              26,676
 Inventories [note 9]                                                                      1,802,134              44,998
 Prepaid expenses and deposits                                                                81,520              74,293
--------------------------------------------------------------------------------------------------------------------------
 Total Current Assets                                                                      3,958,753             186,298

 Deposits                                                                                    502,673                   -
 Net investment in leases                                                                  3,264,872                   -
 Course equipment on operating leases                                                      1,368,575                   -
 Deferred acquisition costs [note 4]                                                               -             677,859
 Other assets                                                                                564,795                   -
 Property and equipment, net                                                                 673,074             304,574
 Goodwill, net [note 4]                                                                    8,855,399                   -
 Patent, net                                                                                 179,866                   -
-------------------------------------------------------------------------------------------------------------------------
                                                                                          19,368,007           1,168,731
=========================================================================================================================

 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
 Current
 Bank Indebtedness                                                                           118,261              77,910
 Current portion of lease contract obligations                                             2,441,111                   -
 Accounts payable and accrued liabilities                                                  5,085,186           2,321,620
 Loans payable                                                                                     -             100,000
 Convertible loans                                                                           100,000             100,000
 Convertible loans, related parties                                                          285,254             285,254
 Promissory notes payable, related parties                                                 1,419,713             681,059
-------------------------------------------------------------------------------------------------------------------------
 Total current liabilities                                                                 9,449,525           3,565,843
 Long-Term Debt
 Long term obligations under capital leases                                                3,668,400              24,970
 Bank loan [note 2]                                                                        3,524,729                   -
 8% Series A convertible note - due August 4, 2003                                           706,396             589,632
 8% Convertible debenture - due August 4, 2005                                               663,527             419,101
 Loan - due February 28, 2006 [note 2]                                                     1,094,940                   -
 Other notes payable, net of discount                                                      1,222,401                   -
 Other long-term liabilities                                                                 307,323                   -
-------------------------------------------------------------------------------------------------------------------------
 Total Liabilities                                                                        20,637,241           4,599,546
=========================================================================================================================
 Commitments and contingencies [notes 2 and 4]
 Stockholders' deficiency
 Class A common stock, $.001 par value
     Authorized: 100,000,000 Class A, voting, participating shares;
     Issued:  2001 - 15,798,745; 2000 - 11,298,745                                            15,799              11,299
 Class B common stock, $.001 par value
     Authorized: 10,000,000 Class B, voting, convertible, non-participating shares;
     Issued:  2001 - 7,002,030; 2000 - 7,002,030                                               7,002               7,002
Class A stock to be issued: 250,000                                                              250                   -
Additional paid-in capital                                                                15,123,286          10,005,305
Accumulated deficit                                                                      (16,415,571)        (13,454,421)
-------------------------------------------------------------------------------------------------------------------------
 Total stockholders' deficiency                                                           (1,269,234)         (3,430,815)
-------------------------------------------------------------------------------------------------------------------------
                                                                                          19,368,007           1,168,731
=========================================================================================================================

See accompanying notes

 Inforetech Wireless Technology Inc.
 Consolidated statements of loss and comprehensive loss
 [See note 2 - Going Concern]
 For the three months ended March 31, 2001 and 2000                                     For the three months ended
                                                                                        March 31,          March 31,
                                                                                          2001               2000
                                                                                                          (restated see note 7)
 Revenue                                                                                     619,926                  -
 Cost of revenue                                                                            (351,916)                 -

-------------------------------------------------------------------------------------------------------------------------
Gross profit                                                                                 268,010                  -
-------------------------------------------------------------------------------------------------------------------------
 EXPENSES
 Administration  [note 10]                                                                   990,748            411,025
 Depreciation and amortization [note 4]                                                      466,798             20,554
 Sales and marketing                                                                         499,586            105,496
 Research and development                                                                    490,670            432,272
-------------------------------------------------------------------------------------------------------------------------
                                                                                          (2,447,802)          (969,347)
                                                                                                   -
 Finance costs [note 2]                                                                      384,247              3,297
 Interest expense                                                                            397,111              2,500
 Interest income                                                                                   -             (2,444)
-------------------------------------------------------------------------------------------------------------------------
 Loss before extraordinary items                                                          (2,961,150)          (972,700)

 Extraordinary loss on extinguishment of debt [note 7]                                             -           (427,869)

-------------------------------------------------------------------------------------------------------------------------
 Net loss and comprehensive loss                                                          (2,961,150)        (1,400,569)
=========================================================================================================================
 Loss per common share before
      extraordinary loss - basic and diluted                                                   (0.19)             (0.13)

 Loss per common share after
      extraordinary loss - basic and diluted                                                   (0.19)             (0.18)

 Weighted average number of common
      shares outstanding                                                                  15,198,745          7,778,473

See accompanying notes

Inforetech Wireless Technology Inc.
Consolidated Statement Of Stockholders' Equity (unaudited)
[See note 2 - Going Concern]
For the three months ended March 31, 2001

                                                                                     Class A                     Class B
                                                                                     -------                     -------
                                                                                   Common stock               Common stock
                                                                                   ------------               ------------
                                                                                Number                      Number
                                                               Note           of shares         Amount     of shares    Amount
                                                               ----           ---------         ------     ---------    ------
 Balance, December 31, 2000                                                      11,298,745       11,299    7,002,030    7,002

 Acquisition of ProShot Golf Inc.                                4                4,500,000        4,500
 Stock options issued for services
 Share purchase warrants issued                                 11
 Stock options issued upon acquisition of ProShot Golf Inc.      4
 Share purchase warrants issued                                 11
 Loss for the period

-------------------------------------------------------------------------------------------------------------------------------
 Issued and outstanding March 31, 2001                                           15,798,745       15,799    7,002,030    7,002

 Shares to be issued in payment of services                     10                   70,000           70
 Common stock to be issued for cash paid                         2                   80,000           80
 Common stock to be issued in payment for services               2                  100,000          100

-------------------------------------------------------------------------------------------------------------------------------
 Balance, March 31, 2001                                                         16,048,745       16,049    7,002,030    7,002
===============================================================================================================================

                                                                Additional                       Total
                                                                 paid-in       Accumulated    stockholders'
                                                                 capital         deficit         equity
                                                                 -------         -------         ------
 Balance, December 31, 2000                                      10,005,305     (13,454,421)  (3,430,815)
                                                                                                       -
 Acquisition of ProShot Golf Inc.                                 4,495,500                    4,500,000
 Stock options issued for services                                      564                          564
 Share purchase warrants issued                                      45,000                       45,000
 Stock options issued upon acquisition of ProShot Golf Inc.         275,000                      275,000
 Share purchase warrants issued                                      46,667                       46,667
 Loss for the period                                                             (2,961,150)  (2,961,150)

------------------------------------------------------------------------------------------------------------
 Issued and outstanding March 31, 2001                            14,868,036    (16,415,571)  (1,524,734)
                                                                                                       -
 Shares to be issued in payment of services                          115,430                     115,500
 Common stock to be issued for cash paid                              99,920                     100,000
 Common stock to be issued in payment for services                    39,900                      40,000

------------------------------------------------------------------------------------------------------------
 Balance, March 31, 2001                                          15,123,286    (16,415,571)  (1,269,234)
============================================================================================================

See accompanying notes

 Inforetech Wireless Technology Inc.
 Consolidated statement of cash flows (unaudited)
 [See note 2 - Going Concern]
For the three months ended March 31, 2001 and 2000

                                                                                     For the 3 months ended
                                                                              March 31, 2001        March 31, 2000
                                                                                                  (restated-note 7)

 OPERATING ACTIVITIES

 Net loss                                                                        (2,961,150)            (1,400,569)
 Adjustment to reconcile net loss to cash used in operating activities:
     Depreciation and amortization                                                  603,133                 20,554
     Gain on removal of course equipment                                            (18,926)                     -
     Expenses paid by issuance of stock                                             115,500                      -
     Compensation related to stock options                                              564                 22,724
     Accretion of benefit related to convertible debt                               309,425                      -
     Accretion of finance costs related to warrants and options                      58,945                      -
     Warrants issued as sales incentive                                              46,667                      -
     Amortization of finance costs                                                   21,647                      -
     Bad debt expense                                                                17,000                      -
     Extraordinary loss on settlement of debt                                             -                427,869
 Changes in operating assets and liabilities:
     Amounts receivable                                                              26,014                 19,506
     Investment in leases                                                           423,309                      -
     Prepaid expenses and deposits                                                   40,416               (254,458)
     Inventory                                                                     (140,756)               (72,629)
     Deposits                                                                       (10,884)                     -
     Other assets                                                                    13,051                      -
     Accounts payable and accrued liabilities                                       786,500                 63,158
     Other long-term liabilities                                                     12,472                      -
--------------------------------------------------------------------------------------------------------------------
 Cash used in operating activities                                                 (657,073)            (1,173,845)
--------------------------------------------------------------------------------------------------------------------

  INVESTING ACTIVITIES
  Purchase of property and equipment                                                (26,417)               (54,690)
  Purchase of course equipment                                                     (121,069)                     -
  Costs of acquisition of ProShot Golf, Inc.                                        (48,000)                     -
  Cash acquired upon the acquisition of ProShot Golf, Inc.                          272,237
--------------------------------------------------------------------------------------------------------------------
  Cash used in investing activities                                                  76,751                (54,690)
--------------------------------------------------------------------------------------------------------------------

  FINANCING ACTIVITIES
  Common stock issued for cash                                                      100,000              3,102,000
  Share purchase warrants issued for cash                                            45,000                      -
  Principal payments under capital lease obligations                                 (2,872)                     -
  Payments on lease contract obligations                                           (838,053)                     -
  Borrowings on lease contract obligations                                          217,673                      -
  Loan proceeds                                                                   1,185,000                      -
  Finder's fee                                                                      (47,400)                     -
  Loan repayments                                                                  (100,000)            (1,500,000)
  Borrowings under (repayment of ) bank indebtedness                                 40,351                 (4,214)
  Borrowing on (repayment of) promissory notes                                            -               (112,016)
--------------------------------------------------------------------------------------------------------------------
  Cash provided by financing activities                                             599,699              1,485,770
--------------------------------------------------------------------------------------------------------------------

  INCREASE (DECREASE) IN CASH                                                        19,377                257,235
  CASH, BEGINNING OF PERIOD                                                             530                      -
--------------------------------------------------------------------------------------------------------------------
  CASH, END OF PERIOD                                                                19,907                257,235
--------------------------------------------------------------------------------------------------------------------

  NON-CASH FINANCING AND INVESTING ACTIVITIES
  Common stock issued on conversion of convertible notes                                  -                193,720
  Common stock issued to settle debt                                                      -                777,869
  Beneficial conversion features                                                    309,425                      -
  Warrants issued in consideration of debt financing                                 58,945                      -
  Warrants issued for services                                                       46,667                      -
  Common stock issued upon purchase of ProShot Golf, Inc.                         4,500,000                      -
  Stock options issued upon purchase of ProShot Golf, Inc.                          275,000                      -

------------------------------------------------------------------------------------------------------------------
                                                                                 5,190,037                971,589
====================================================================================================================

See accompanying notes

NOTES TO FINANCIAL STATEMENTS

1. UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions for Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of results of operations have been included in the financial statements. Results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2001.

The balance sheet at December 31, 2000 has been derived from audited financial statements of Inforetech Wireless Technology Inc. at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. A summary of the Company's significant accounting policies and other information necessary to understand the consolidated financial statements is included in the Company's and ProShot Golf, Inc.'s audited financial statements for the years ended December 31, 2000 and 1999. Such financial statements should be read in connection with these financial statements.

On January 12, 2001, the Company acquired all the outstanding share capital of ProShot Golf, Inc. ["ProShot"][see note 4]. These financial statements include the results of ProShot from date of acquisition.

As a result of the acquisition of ProShot, the Company is no longer presented as a development stage company for financial reporting purposes.


2. GOING CONCERN

The accompanying financial statements have been prepared on a going-concern basis, which presumes that the Company will be able to continue to meet its obligations and realize its assets in the normal course of business.

As shown in the accompanying financial statements, the Company has a history of losses with an accumulated deficit of $16,415,571 at March 31, 2001 and, as of that date, a working capital deficiency of $5,490,772. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required.

During the period Company's management has undertaken the following steps to attempt to alleviate the going concern problems:

     . In January 2001, the Company downsized the operations of its two operating subsidiaries, Inforetech Wireless Technology 2000 Inc. and ProShot Golf, Inc., by reducing the workforce in both Companies by approximately 20%.

     . In February 2001, the Company received a $1,185,000 loan bearing interest at LIBOR plus 1%. The interest is payable semi-annually, the first payment being due August 1, 2001. The loan matures on February 28, 2006 but can be extended, for a period of two years, upon the payment of a fee of $11,850.

          The loan is collateralized by 2,044,000 Inforetech shares (the "collateral shares") which were loaned to the Company by a number of its shareholders. A finder's fee of $47,400, in respect of this loan, was deducted from the initial amount paid over to the Company. A further finder's fee of $47,400 is payable to a third party. The total finders' fees of $94,800 were deferred and are being amortized over the five-year term of the loan. The interest expense in respect of this loan recorded in the three-month period to March 31, 2001 was $10,227.

     . On February 20, 2001, a creditor of the Company, Augustine Funds, L.P., purchased 80,000 shares of class A common stock for an aggregate amount of $100,000. As at March 31, 2001 the stock had not been issued. Concurrent with the acquisition of these shares the terms of conversion of the $1,000,000 Series A 8% convertible note due August 4, 2003, were changed such that the note is now convertible (plus related interest expense) into Class A common stock at the lesser of
          (i) $5.25 or (ii) 75% of the lowest three closing bid prices during the ten trading days immediately preceding the conversion date [previously 75% of the average of the last five trading days].

     . On March 12, 2001, a group of the Company's major shareholders signed an agreement to extend the guarantee of a $258,000 Company debt to April 30, 2001. In consideration they are to be issued 100,000 shares of common stock. The fair value of the Company's stock at the time of the agreement was $0.40 per share. The $40,000 cost of extending the guarantee on the loan has been deferred and will be amortized over the period to April 30, 2001. The amortisation charge included in finance expense in the period was $13,333.


On April 24, 2001, the Company signed a finance agreement with a number of its major shareholders [the "Guarantors"] to extend the guarantee of various loan facilities in return for shares and stock purchase warrants in the Company. The principal terms of the agreement are:

     . Collateralized by the letters of credit from the Guarantors, ProShot's existing bank line of credit was extended from $3,526,000 to $3,750,000 effective April 26, 2001. In consideration, the Company shall issue the Guarantors warrants to purchase 500,000 shares of common stock of the Company. The exercise price is $0.20 per share and the warrants expire on April 26, 2006.

     . Collateralized by further letters of credit from the Guarantors, ProShot's bank line of credit was further extended to $4,500,000. Once the full $4,500,000 line of credit has been drawn down, the balance will be converted to a term loan maturing April 30, 2002. In consideration, the Company shall issue the Guarantors with warrants to purchase a further 2,500,000 shares of common stock of the Company. The exercise price is $0.20 per share and the warrants expire on April 26, 2007. The Company has indemnified the Guarantors for any losses or payments under the line of credit up to $1,000,000. The Company agrees to repay the term loan using a minimum of 5% of all operating revenue from all GPS course installations. All interest payments on the line of credit must be prepaid to the bank at least ninety days in advance. If the interest prepayments are not met then the Company shall issue the Guarantors with 100,000 shares of the Company for each month interest is not so prepaid.

     . The guarantee of existing financing of $1,007,000 (which includes $258,000 previously extended to April 30, 2001) will be extended to April 30, 2002, on the proviso that the $749,000 cost of goods financing included in this amount is reduced to $400,000 by no later than June 30, 2001. In consideration, the Company shall issue the Guarantors with warrants to purchase a further 500,000 shares of common stock of the Company. The exercise price is $0.20 per share and the warrants expire on April 26, 2006.

     . On April 24, 2001, a $225,000 promissory note in favour of the Guarantors, plus accrued interest of $8,414, was converted at a rate of $0.20 per share into 1,167,070 shares of common stock of the Company.

     . The Company shall assign to the Guarantors, a collateral pool of installed courses, the net present value of which is equal to or greater than the sum of the outstanding letters of credit plus $1,000,000.

Management's near term financing plans include:

     . Actively seeking, and negotiating with, potential joint venture partners in the Far East and Europe.

     . Negotiations with various intermediaries in respect of the refinancing of equipment leases held by third parties, and, the introduction of a new leasing program for the Company's products.

     . The pursuit of opportunities for a public or private equity offering and/or debt financing in the amount of $10,000,000 to $15,000,000.

The outcome of these efforts cannot be assured.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


3. ACCOUNTING POLICIES


The Company has adopted the following accounting policies as a result of the ProShot acquisition:

CREDIT RISK

The Company extends credit to its customers in the normal course of business, performs ongoing credit evaluations of its customers, and maintains allowances for potential credit losses. Concentrations of credit risk with respect to trade accounts receivable and net investment in leases are limited due to the large number of entities comprising the Company's customer base.

REVENUE RECOGNITION

The Company sells or leases their product through direct sales, sale-type leases and operating leases.

Revenues from the sale of equipment are recognized when the product has been installed and accepted by the customer and reasonable assurance exists regarding the measurement of the consideration received. Certain direct sale arrangements involve only a partial settlement at the time of product installation with the balance payable on a monthly basis over a five-year period from the date of installation. At the time of the initial sale and installation of the equipment, the portion of the total cost of the sale that relates to expected future revenues is deferred.Revenue is recorded net of future cost reserves for maintenance that the Company must provide.

Revenue from sales-type leases is recognized at the inception of the lease. The inception of the lease is defined as when the date on which the product has been installed and accepted by the customer. The Company records the gross contract receivable and unearned income at the inception of the lease. Unearned income is recognized as revenue over the term of the lease so as to approximate a level rate of return on the net investment. Revenue is recorded net of future costs reserves for maintenance which the Company must provide.

Revenues from operating leases are recorded monthly over the term of the lease contract.

WARRANTY RESERVES AND ROYALTY EXPENSES

For sales typesales-type leases and equipment sales, reserves for estimated future warranty costs and royalty expenses are established, as required, at the time of sale based on the Company's historic experience. Warranty costs and royalty expenses for operating leases are recognized as incurred.

RESTRICTED CASH

Restricted cash consists of certificates of deposits of varying maturity dates bearing interest at rates of from 4.45% to 5.6% per annum. These deposits have been pledged as security for letters of credit and for the available credit limit on the Company's credit card.

COURSE EQUIPMENT ON OPERATING LEASE

Lease contracts which do not meet the criteria for sales-type leases are accounted for as operating leases. Course equipment on lease is recorded at cost and depreciated on a straight-line basis over the lesser of the estimated useful life of the equipment or five years.

INVENTORIES

Inventories are stated at the lower of cost or market, determined on an average cost basis, and consist of raw material parts and work-in-progress for installation of course equipment. When equipment is leased, the cost of leased equipment is expensed or transferred to course equipment on lease, under sales-type leases or operating leases, respectively. Work-in-progress consists of direct labor and costs of equipment. Inventories are recorded net of management's estimate for inventory obsolescence.

PROPERTY AND EQUIPMENT AND PATENT

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

  Production and test equipment      2 - 5 years
  Office equipment and furnishings   2 - 6 years
  Computer software                      3 years
  Automobiles                            2 years
  Leasehold improvements             Lease term

The patent is recorded at cost and is being amortized over the remaining life of the patent (12 years).

GOODWILL

Goodwill represents the cost of an acquired business [see note 4] in excess of the fair value of net assets purchased and is amortized on a straight-line basis over 6 years from the date of acquisition. Goodwill is reported net of accumulated amortization. The Company evaluates goodwill for impairment whenever events or changes in circumstance indicate that the carrying value of the goodwill may not be recoverable based on expected undiscounted future net cash flows attributable to that business. The amount of any impairment, measured as the difference between the carrying value and the fair value of the impaired goodwill, is charged to operations in the period in which such determination is made.


4. ACQUISITION OF PROSHOT GOLF, INC.

On November 7, 2000, the Company signed an agreement to purchase ProShot Golf, Inc. ["ProShot"]. On January 12, 2001 [the "Closing Date"], the transaction was consummated and the Company acquired all of the outstanding capital stock of ProShot. In consideration, the shareholders of ProShot received an aggregate of 4,500,000 shares of Class A Common Stock of the Company. Out of the 4,500,000 shares, 765,000 were placed in escrow in connection with the indemnification obligations of ProShot under the acquisition agreement. In addition, employees of ProShot will receive stock options of the Company in exchange for vested and unvested stock options of ProShot. The fair value of these stock options, calculated using the Black-Scholes option-pricing model as $275,000, has been included in the cost of acquiring ProShot.

A further 960,000 Class A Common Shares of Inforetech have been placed in escrow [the "Guarantee Escrow Shares"] for the benefit of certain of ProShot's stockholders who provided Stockholder Guarantees. Commencing 90 days following the Closing Date (January 12, 2001), if the Stockholder Guarantees have not been released in full, one twelfth of the Guarantee Escrow Shares are to be released from escrow each month, or portion thereof, and delivered into a second escrow to be held pursuant to the terms of an escrow agreement among the Guarantors, until the Stockholder Guarantees have been released in full. In the event that any call is made on any of the Stockholder Guarantees after the Closing Date as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares are to be immediately released from escrow for the benefit of the guarantors. If none of the Stockholder Guarantees are called or the Stockholder Guarantees are released in full, the shares held in the second escrow shall be distributed to all of ProShot's stockholders, on a pro rata basis, to their ProShot stock holdings immediately prior to the Closing Date of the transaction. If the Guarantees are released any shares in the first escrow account that have not, at that time, been released into the second escrow account will be cancelled. The Company will record a cost of debt financing at the time each one twelfth of Guarantee Escrow Shares are released into the second escrow account. As at the time of filing this form, one twelfth of the Guarantee Escrow Shares were to be released into the second escrow account.

ProShot, based in California, is a manufacturer of global positioning system-based distance measurement equipment for golf courses. The ProShot system is currently in use on courses throughout the United States, Canada, Europe, Asia and Australia.

For financial reporting purposes the acquisition has been accounted for as a purchase with ProShot's results of operations included in income from date of acquisition.

Acquisition costs consist primarily of legal and investment banker fees.

Immediately after the acquisition seven ProShot employees were involuntarily terminated under a general staff streamlining program. The cost of these terminations has been included in the purchase price allocation below.

The excess of the purchase price and involuntary employee termination costs over the fair value of the assets and liabilities acquired of $9,240,416 has been recorded as goodwill and will be amortized on a straight-line basis over 6 years.


                                                    $
------------------------------------------------------------------------
Fair value assets and liabilities acquired
Cash                                               272,237
Accounts receivable                              5,619,910
Inventories                                      1,513,222
Other assets                                     1,433,887
Capital assets                                   1,969,911
Revolving line of credit                        (3,524,729)
Other long-term liabilities                    (11,023,995)
------------------------------------------------------------------------
                                                (3,739,557)
------------------------------------------------------------------------

Purchase price
Common stock issued at $1.00 per share           4,500,000
Acquisition costs                                  677,859
Options issued                                     275,000
Involuntary employee termination costs              48,000
------------------------------------------------------------------------
                                                 5,500,859
------------------------------------------------------------------------
Goodwill                                         9,240,416
------------------------------------------------------------------------

The following presents the unaudited pro forma results assuming that the acquisition discussed above had occurred as of the beginning of fiscal 2000. These pro forma results are not necessarily indicative of the results that will occur in future periods.

                                                               Three-month
                                                              period ended
                                                             March 31, 2000
                                                                    $
-------------------------------------------------------------------------------

Revenue                                                           1,785,870
Income before extraordinary items                                (2,479,606)
Net loss                                                         (2,907,475)
Loss per share                                                        (0.17)
================================================================================

5. INCOME TAXES

The Company has reviewed its net deferred tax asset as at March 31, 2001, together with net operating loss carryforwards, and accordingly has not given recognition of potential tax benefits arising therefrom. In making this determination, the Company has considered the Company's history of tax losses incurred since inception. As a result, the Company's net deferred tax has been fully reserved.


6. RECENT ACCOUNTING PRONOUNCEMENTS

SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. Implementation of these pronouncements did not impact the Company's results for the period or its balance sheet position as at March 31, 2001.


7. RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS


The Company identified accounting issues with respect to shares issued for services, private placement finder's fees and the early extinguishments of certain loans to the Company subsequent to the issuance of the financial statements for the quarter ended March 31, 2000. The cost of issuing shares for services of $69,000 was no longer required since the cost of those services has been recognised in the restated December 31, 1999 financial statements. Private placement finder's fees, previously expensed in the quarter ended March 31, 2000 are now recorded in additional paid in capital. The recording of the extraordinary cost of $427,869 related to the extinguishments of certain loans was determined to be required. As a result, the Company has restated its financial statements for the three months ended March 31, 2000. The net effect of the above restatements, plus a number of immaterial adjustments not detailed, is to increase the loss for the period to March 31, 2000 by $68,406 and to increase loss per common share after extraordinary loss from $0.16 to $0.18.

8. RECLASSIFICATION

Certain reclassifications of prior period balances have been made to conform to current period presentation.


9. INVENTORIES

                                         March 31,   December 31,
                                           2001          2000
                                             $            $
--------------------------------------------------------------------------------
Raw material parts                       1,295,734         44,998
Work-in-progress course installations      513,807              -
--------------------------------------------------------------------------------
                                         1,809,541         44,998
--------------------------------------------------------------------------------



10. STOCKHOLDERS' EQUITY


On January 27, 2001, the Company signed a contract with International Investor Relations Group, Inc. ("IIRG") for the provision of investor relation services. At the signing of the contract a payment of 70,000 shares of common stock was made to IIRG, by a Company shareholder, on its behalf. The Company intends to repay this shareholder by issuing 70,000 new shares of common stock. The fair value of the shares issued has been estimated at $115,500 and has been charged to administration expense in the period. A corresponding amount less the $70 nominal value of the shares to be issued has been credited to additional paid in capital. Under the contract, further shares and warrants would be issuable to IIRG in payment for the performance of investor relation services. However, the majority of these services were not required and no further shares or warrants were earned under the contract. The Company and IIRG intend to renegotiate the contract terms with respect to future investor relation service requirements.


11. STOCK PURCHASE WARRANTS

At March 31, 2001, Class A stock purchase warrants were outstanding as follows:

Number of Class A           Exercise price              Month
 shares issuable                  $                   of expiry
--------------------------------------------------------------------------------

     100,000                     2.00               May 2001
     125,000                     2.00               June 2001
      40,000                     6.25               August 2001
     200,000                     2.00               September 2001
     120,000                     2.00               October 2001
     730,000                     2.00               December 2001
     174,000                     2.00               January 2002
     250,000                see [a] below           August 2002
     100,000                     2.00               September 2002
      62,500                     4.00               September 2002
      97,222                     0.72               March 2003

     100,000                     6.25               August 2005
     100,000                     6.25               August 2005
--------------------------------------------------------------------------------
   2,198,722
================================================================================

No warrants were exercised during the period. 175,000 warrants expired during the period.

Warrants issued in the period

[a] In February 2001, the Company sold a warrant to purchase 250,000 class A common shares in the Company for $45,000 cash. The warrant expires on August 7, 2002. The warrant exercise price is the lesser of $1.75 and 80% of the lowest closing bid price of the Company's common stock during the 30 trading days prior to exercise less $0.18.

[b] Effective March 1, 2001 ("Effective Date"), the Company signed a distribution agreement (the "Agreement") with ATECHS and Auto ID Tech Inc. (together "Atechs") for the exclusive distribution rights of the Company's golf products in South Korea. Upon signing the agreement Atechs paid an initial instalment of $70,000 and will pay three further instalments of $60,000 on June 30, September 30 and December 30 of 2001. Upon receipt of each instalment, the Company will issue Atechs with a common stock purchase warrant entitling Atechs to acquire a number of common shares. The number of common shares issuable under the warrant will be derived by dividing the dollar amount received by the closing trading price of the Company's common stock on that day. The warrant exercise price will also be the closing trading price of the Company's common stock on the instalment date. The warrants will expire two years after their issuance date. Based the trading price on the initial instalment date of $0.72, Atechs will be issued a warrant to purchase 97,222 shares of common stock. The fair value of the initial warrants, based on the Black-Scholes option pricing model, has been calculated as $46,667 and has been credited to additional paid in capital with the remaining $23,333 being credited to revenue.

    The Agreement is for one year from the Effective Date but may be extended, by Atechs, for up to 5 years, at no further cost provided that course installation targets, as detailed in the Agreement, are met by Atechs.

    Furthermore, Atechs shall, on a quarterly basis, remit 25% of all gross amounts received during the prior quarter for advertising on the Company's products in South Korea. Should the Company place advertisements on its products in South Korea then the Company shall submit 25% of the net revenue to Atechs on a quarterly basis.


12. STOCK OPTIONS

Stock option activity under the stock option plan is as follows:

                                                                 Weighted-
                                                                  average
                                             Number of           exercise
                                      Class A Shares Issuable      price
                                                 #                   $
--------------------------------------------------------------------------------
Balance, December 31, 2000                   2,242,500             2.03
Granted                                      1,159,152             3.77
Forfeited                                     (133,707)            6.18
--------------------------------------------------------------------------------
Balance, March 31, 2001                      3,267,945             2.48
================================================================================

                                                                        Research &      Administration &
                                     United States    International     Development         Finance             Total
                                           $                $                $                 $                    $
---------------------------------------------------------------------------------------------------------------------
Revenues from external customers     547,728           72,198                -                 -              619,926

Loss                               1,042,481           93,004          490,670         1,430,048            3,056,202
---------------------------------------------------------------------------------------------------------------------

                                AUDITORS' REPORT



To the Board of Directors and Shareholders of Inforetech Wireless Technology Inc.

We have audited the accompanying consolidated balance sheet of Inforetech Wireless Technology Inc. (a development stage enterprise) as of December 31, 2000 and the related consolidated statements of loss and comprehensive loss, stockholders' deficiency and cash flows for the year then ended, and for the period from August 11, 1998 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 1999, and for the period from August 11, 1998 (inception) through December 31, 1999, were audited by other auditors whose report dated January 20, 2000 expressed an unqualified opinion on those statements. The financial statements for the period from August 11, 1998 (inception) to December 31, 1999 include total revenues and net loss of nil and $5,415,229, respectively. Our opinion on the statements of loss and comprehensive loss, stockholders' deficiency and cash flows for the period from August 11, 1998 (inception) through December 31, 2000, insofar as it relates to amounts for prior periods through December 31, 1999, is based solely on the report of other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion based on our report and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2000 and the consolidated results of its operations and its cash flows for the year then ended and for the period from August 11, 1998 (inception) through December 31, 2000 in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2, the Company's history of losses and a working capital deficiency of $3,379,545 raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
---------------------
    Ernst & Young LLP

Vancouver, Canada,
March 23, 2001.                                            Chartered Accountants

                                AUDITORS' REPORT



To the Board of Directors and Shareholders of Inforetech Wireless Technology Inc.

We have audited the accompanying consolidated balance sheet of Inforetech Wireless Technology Inc. (a development stage enterprise) as of December 31, 1999 and the related consolidated statements of loss and comprehensive loss, stockholders' deficiency and cash flows for the period ended December 31, 1999, the period from August 11, 1998 to July 31, 1999 and for the period from August 11, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated January 20, 2000, the Company, as discussed in Note 2, has experienced a substantial increase in costs that adversely affect the Company's current results of operations and liquidity. Note 2 describes management's plans to address these issues.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1999 and the results of its operations and its cash flows for the period then ended and for the period from August 11, 1998 (inception) through December 31, 1999 in accordance with accounting principles generally accepted in the United States.

/s/ Lemieux Deck Millard Bond
-----------------------------
    Lemieux Deck Millard Bond

Langley, Canada,
January 20, 2000 (except for Note 2 and Note 4
which are as of March 23, 2001)                            Chartered Accountants

Consolidated Financial Statements


Inforetech Wireless Technology Inc.
(a development stage company)
December 31, 2000
(expressed in U.S. dollars)

Inforetech Wireless Technology Inc.
(a development stage company)

                          CONSOLIDATED BALANCE SHEETS
                          [See note 2 - Going Concern]

As at December 31                                    (expressed in U.S. dollars)

                                                                                          2000                    1999
                                                                                                  [Restated - see note 4]
                                                                                          $                       $
-------------------------------------------------------------------------------------------------------------------------
ASSETS [note 10]
Current
Cash                                                                                          530                    --
Amounts receivable                                                                         39,801                83,507
Income tax credit receivable [note 5]                                                      26,676                    --
Inventory                                                                                  44,998                    --
Prepaid expenses and deposits                                                              74,293               194,786
-------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                      186,298               278,293
Deferred acquisition costs [notes 1, 4 and 16a]                                           677,859                43,153
Property and equipment, net [note 6]                                                      304,574               204,068
-------------------------------------------------------------------------------------------------------------------------
                                                                                        1,168,731               525,514
-------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Bank indebtedness [note 7]                                                                 77,910                 4,214
Accounts payable and accrued liabilities                                                2,272,743               423,414
Accounts payable, related parties [note 11]                                                43,000                24,944
Current portion of obligations under capital leases [note 8]                                5,877                    --
Loans payable [note 9]                                                                    100,000               350,000
Convertible loans [note 10]                                                               100,000             1,824,903
Convertible loans, related parties [note 11a]                                             285,254               484,759
Promissory notes payable, related parties [note 11b]                                      681,059               869,746
-------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                               3,565,843             3,981,980
-------------------------------------------------------------------------------------------------------------------------
Long-term debt
Long term obligation under capital leases [note 8]                                         24,970                    --
8% Series A convertible note - due August 4, 2003 [note 12a]                              589,632                    --
8% Convertible debenture - due August 4, 2005 [note 12b]                                  419,101                    --
-------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                       4,599,546             3,834,980
-------------------------------------------------------------------------------------------------------------------------
Commitments [note 13]
Stockholders' deficiency [note 15]
Class A common stock, $.001 par value
 Authorized: 100,000,000 Class A, voting, participating shares;
 Issued: 2000 - 11,298,745; 1999 - 2,173,917                                               11,299                 2,175
Class B common stock, $.001 par value
 Authorized: 10,000,000 Class B, voting, convertible, non-participating shares;
 Issued: 2000 - 7,002,030; 1999 - 7,195,750                                                 7,002                 7,196
Class A stock to be issued: 261,133 shares unissued at December 31, 1999                       --                   261
Additional paid in capital                                                             10,005,305             1,949,131
Deficit accumulated during development stage                                          (13,454,421)           (5,415,229)
-------------------------------------------------------------------------------------------------------------------------
Total stockholders' deficiency                                                         (3,430,815)           (3,456,466)
-------------------------------------------------------------------------------------------------------------------------
                                                                                        1,168,731               378,514
-------------------------------------------------------------------------------------------------------------------------

See accompanying notes

Inforetech Wireless Technology Inc.
(a development stage company)

             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
                          [See note 2 - Going Concern]

                                                    (expressed in U.S. dollars)


                                                                                                Total from
                                                                                                 inception
                                                 January 1,       August 1,      August 11,     (August 11,
                                                   2000 to         1999 to        1998 to        1998) to
                                                December 31,    December 31,      July 31,     December 31,
                                                    2000            1999           1999            2000
                                                            [Restated-see note 4]
                                                      $               $               $              $
-------------------------------------------------------------------------------------------------------------
EXPENSES
Administration [note 15d]                          2,201,317         577,439        626,867       3,405,623
Depreciation                                          68,453          21,727         11,099         101,279
Marketing [note 15d]                                 596,060         246,936        303,667       1,146,663
Research and development [notes 5 and 15d]         3,214,497         843,736      1,153,966       5,212,199
-------------------------------------------------------------------------------------------------------------
                                                  (6,080,327)     (1,689,838)    (2,095,599)     (9,865,764)
Finance costs [notes 1,9a,10d,12 and 15d]          1,447,920         235,543        113,935       1,797,398
Interest expense                                      97,732          77,400        164,060         339,192
Interest income                                      (14,656)        (16,264)            --         (30,920)
-------------------------------------------------------------------------------------------------------------
Loss before extraordinary items                   (7,611,323)     (1,986,517)    (2,373,594)    (11,971,434)

Extraordinary loss on extinguishment
of debt [note 9c]                                    427,869              --             --         427,869
-------------------------------------------------------------------------------------------------------------
Net loss and comprehensive loss                   (8,039,192)     (1,986,517)    (2,373,594)    (12,399,303)

Deficit, beginning of period                      (5,415,229)     (3,428,712)    (1,055,118)     (1,055,118)
-------------------------------------------------------------------------------------------------------------
Deficit, end of period                           (13,454,421)     (5,415,229)    (3,428,712)    (13,454,421)
-------------------------------------------------------------------------------------------------------------
Loss per common share before
extraordinary loss - basic and diluted                 (0.74)          (1.83)         (6.20)

Loss per common share after
extraordinary loss - basic and diluted                 (0.78)          (1.83)         (6.20)

Weighted average number of common
shares outstanding                                10,258,224       1,084,859        383,099
-------------------------------------------------------------------------------------------------------------

See accompanying notes

Inforetech Wireless Technology Inc.
(a development stage company)

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                          [See note 2 - Going Concern]

                                                    (expressed in U.S. dollars)


                                                                                         Class A common stock  Class B common stock
                                                                                           Number                 Number
                                                                               Note      of shares      Amount   of shares  Amount
                                                                             reference       #             $         #
-----------------------------------------------------------------------------------------------------------------------------------
Deemed issued for cash on organization of Company, August 1998                                   1          1          --      --
Deemed issue of common shares for purchase of InForetech Golf Technology,
 Inc., August 1998                                                                              --         --   5,250,000   5,250

Deemed issue of common stock for services                                                  404,250        404          --      --
Deemed issue of common stock for cash, November 1998                                            --         --   1,845,750   1,845
Deemed issue of voting rights upon issuance of convertible promissory notes    10[b]            --         --     525,000     525
Deemed issue on conversion of $300,000 promissory notes, April 1999            10[b]       300,000        300    (300,000)   (300)
Deemed issue of common stock for cash, July 1999                                           225,000        225          --      --
Net loss                                                                                        --         --          --      --
-----------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 1999                                                                     929,250        930   7,320,750   7,320
Deemed issue of common stock for services                                                   40,000         40          --      --
Deemed issue of common stock for cash, November 1999                                       399,667        400          --      --
Deemed issue on exercise of stock purchase warrants                                         50,000         50          --      --
Deemed issue on conversion of $125,000 promissory note                         10[b]       125,000        125    (125,000)   (125)
Deemed issue of common stock to settle debt                                                600,000        600          --      --
Deemed issue of common stock for interest                                                   30,000         30          --      --
Common stock deemed to be issued for services                                   4               --         --          --      --
Net loss                                                                                        --         --          --      --
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999                                                               2,173,917      2,175   7,195,750    7,196
Deemed common shares issued to settle debt                                      9[c]       960,332        960          --       --
Deemed issue of common shares for services                                      4          261,333        261          --       --
Acquisition of Inforetech Wireless Technology Inc. by Inforetech                1        6,156,000      6,156          --       --
Common stock issued for cash concurrent with reverse acquisition                1          875,000        875          --       --
Stock based compensation                                                       15[d]            --         --          --       --
Common stock issued on conversion of Class B shares                                        193,720        194    (193,720)    (194)
Common stock issued to settle related party convertible loan                   11[a]       193,720        194          --       --
Common stock issued on exercise of options                                     15[b][i]    100,000        100          --       --
Beneficial conversion feature related to convertible loans                     10[d]            --         --          --       --
Detachable warrant and beneficial conversion feature related to Series A       12[a]            --         --          --       --
 convertible note
Detachable warrant and beneficial conversion feature related to Series A       12[b]            --         --          --       --
 convertible debenture
Warrants issued as finder's fee on convertible debt                            12[c]            --         --          --       --
Detachable options issued with short term note, July 2000                      9[a]             --         --          --       --
Common stock issued to settle promissory note                                  10[c]       162,500        162          --       --
Common stock issued for cash, October 2000                                   15[b][ii]     222,223        222          --       --
Net loss                                                                                        --         --          --       --
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                                              11,298,745     11,299   7,002,030     7,002
-----------------------------------------------------------------------------------------------------------------------------------

                                                                              Additional       Accumulated          Total
                                                                               paid-in           deficit         stockholder's
                                                                                capital         [Restated -       deficiency
                                                                            [Restated - see         see          [Restated - see
                                                                                note 4]           note 4]            note 4
                                                                                  $                  $                 $
-----------------------------------------------------------------------------------------------------------------------------------
Deemed issued for cash on organization of Company, August 1998                              (1)             --                 --
Deemed issue of common shares for purchase of InForetech Golf Technology,
 Inc., August 1998                                                                      (5,250)                        (1,055,118)

Deemed issue of common stock for services                                                   --              --                404
Deemed issue of common stock for cash, November 1998                                        --              --              1,845
Deemed issue of voting rights upon issuance of convertible promissory notes               (520)             --                  5
Deemed issue on conversion of $300,000 promissory notes, April 1999                    299,997              --            299,997
Deemed issue of common stock for cash, July 1999                                       224,775              --            225,000
Net loss                                                                                    --      (2,373,594)        (2,373,594)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 1999                                                                 519,002      (3,428,712)        (2,901,459)
Deemed issue of common stock for services                                               39,960              --             40,000
Deemed issue of common stock for cash, November 1999                                   324,350              --            324,750
Deemed issue on exercise of stock purchase warrants                                     99,950              --            100,000
Deemed issue on conversion of $125,000 promissory note                                 124,999              --            124,999
Deemed issue of common stock to settle debt                                            599,400              --            600,000
Deemed issue of common stock for interest                                               29,970              --             30,000
Common stock deemed to be issued for services                                          211,500              --            211,761
Net loss                                                                                    --      (1,986,517)        (1,986,517)
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999                                                           1,949,131      (5,415,229)        (3,456,466)
Deemed common shares issued to settle debt                                             776,909              --            777,869
Deemed issue of common shares for services                                                  --              --                 --
Acquisition of Inforetech Wireless Technology Inc. by Inforetech                       (49,309)             --            (43,153)
Common stock issued for cash concurrent with reverse acquisition                     3,101,125              --          3,102,000
Stock based compensation                                                               342,035              --            342,035
Common stock issued on conversion of Class B shares                                         --              --                 --
Common stock issued to settle related party convertible loan                           193,526              --            193,720
Common stock issued on exercise of options                                              99,900              --            100,000
Beneficial conversion feature related to convertible loans                             271,333              --            271,333
Detachable warrant and beneficial conversion feature related to Series A             1,000,000              --          1,000,000
 convertible note
Detachable warrant and beneficial conversion feature related to Series A             1,000,000              --          1,000,000
 convertible debenture
Warrants issued as finder's fee on convertible debt                                     16,300              --             16,300
Detachable options issued with short term note, July 2000                               79,836              --             79,836
Common stock issued to settle promissory note                                          224,741              --            224,903
Common stock issued for cash, October 2000                                             999,778              --          1,000,000
Net loss                                                                                    --      (8,039,192)        (8,039,192)
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                                          10,005,305     (13,454,421)        (3,430,815)
----------------------------------------------------------------------------------------------------------------------------------

Inforetech Wireless Technology Inc.
(a development stage company)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          [See note 2 - Going Concern]

                                                                                                      (expressed in U.S. dollars)

                                                                                                                     Total from
                                                                                  August 1,                          inception
                                                             January 1,            1999 to             August 11,     (August 11,
                                                              2000 to           December 31,           1998 to        1998) to
                                                            December 31,            1999               July 31,      December 31,
                                                              2000            [Restated-see note 4]      1999            2000
                                                                 $                    $                   $              $
----------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                      (8,039,192)              (1,986,517)    (2,373,594)    (12,399,303)
Adjustment to reconcile net loss to cash used in
operating activities:
 Depreciation                                                     68,453                   21,727         11,099         101,279
 Expenses paid by issuance of stock                                   --                  281,761            404         282,165
 Compensation related to stock options                           342,035                       --             --         342,035
 Accretion of benefit related to convertible debt              1,325,544                       --             --       1,325,544
 Finance costs related to warrants and options                   173,566                       --             --         173,566
 Amortization of finance costs [note 12c]                          9,203                       --             --           9,203
 Extraordinary loss on settlement of debt                        427,869                       --             --         427,869
Changes in operating assets and liabilities:
 Accounts receivable                                              17,030                  (66,866)       (16,641)        (66,477)
 Prepaid expenses and deposits                                    77,340                 (186,229)        (8,557)       (117,446)
 Inventory                                                       (44,998)                      --             --         (44,998)
 Accounts payable and accrued liabilities                      1,206,447                  279,819        350,288       1,836,554
----------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                             (4,436,703)              (1,656,305)    (2,037,001)     (8,130,009)
----------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of property and equipment                              (134,626)                (122,050)      (114,844)       (371,520)
Costs of acquisition of ProShot Golf, Inc.                       (36,664)                      --             --         (36,664)
Advances to related company                                           --                       --     (1,055,118)     (1,055,118)
----------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                               (171,290)                (122,050)    (1,169,962)     (1,463,302)
----------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Common stock issued for cash                                   4,202,000                  424,750        226,849       4,853,599
Principal payments under capital lease obligations                (3,486)                      --             --          (3,486)
Loan proceeds                                                  2,100,000                1,700,000        500,000       4,300,000
Finder's fee                                                     (75,000)                      --             --         (75,000)
Loan repayments                                               (1,500,000)                (100,000)            --      (1,600,000)
Borrowings under bank indebtedness                                73,696                 (152,190)       156,404          77,910
Borrowing on (repayment of) promissory notes                    (188,687)                 (94,205)     2,323,710       2,040,818
----------------------------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                          4,608,523                1,778,355      3,206,963       9,593,841
----------------------------------------------------------------------------------------------------------------------------------
Increase in cash                                                     530                       --             --             530
Cash, beginning of period                                             --                       --             --              --
----------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                  530                       --             --             530
----------------------------------------------------------------------------------------------------------------------------------

NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued on conversion of convertible notes           418,623                  125,000        300,000         843,623
Common stock issued to settle debt                               777,869                  600,000             --       1,377,869
Common stock issued for interest                                      --                   30,000             --          30,000
Common stock issued for services                                      --                  251,761            404         252,165
Beneficial conversion features                                 1,325,544                       --             --       1,325,544
Warrants issued in consideration of debt financing               238,326                       --             --         238,326
Extraordinary loss on extinguishment of debt                     427,869                       --             --         427,869
----------------------------------------------------------------------------------------------------------------------------------
                                                               3,188,231                1,006,761        300,404       4,495,396
----------------------------------------------------------------------------------------------------------------------------------

Supplemental disclosure of cash flow information
Cash paid during the period for interest                          17,095                   58,381         39,505         114,981
----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


1. NATURE OF OPERATIONS

Inforetech Wireless Technology, Inc., a Nevada corporation, and its wholly-owned subsidiary, InForetech Golf Technology 2000, Inc. (collectively the "Company") are involved in the development of golf course management technology. The Company is in the process of developing a hand-held Global Positioning Satellite ("GPS") technology and has not yet determined the ultimate economic viability of the technology. Commercial operations have not yet commenced. As at December 31, 2000, the Company had substantially all of its assets and operations in Canada.

The Company acquired ProShot Golf Inc. ("ProShot") on January 12, 2001 [see note 16a]. ProShot is a California based company that manufactures, markets, leases, and installs an integrated GPS system that provides golfers with yardage readings and potential shot options from any location on a golf course. The ProShot GPS system is installed directly on golf carts.

Reverse acquisition of InForetech Golf Technology 2000 Inc.

These consolidated financial statements are the continuing financial statements of InForetech Golf Technology 2000 Inc. ("InForetech 2000"), a company incorporated in the province of British Columbia, Canada. On February 2, 2000, InForetech 2000 was recapitalized and acquired Inforetech Wireless Technology Inc. ("IWTI") (formerly Diversified Marketing Services Inc., "Diversified"), an inactive Nevada corporation which trades on the Over-The-Counter Bulletin Board.

Pursuant to the terms of a Share Exchange and Finance Agreement ("SEF Agreement") dated December 16, 1999 between InForetech 2000, its founding shareholders, IWTI and Mercer Capital Corp., the founding shareholders of Inforetech 2000 agreed to exchange their shares of InForetech 2000 for shares of IWTI, or shares that were convertible into shares of IWTI. Shareholders of InForetech 2000 who were not founding shareholders also requested to exchange their shares for IWTI under the SEF agreement. All the share exchanges were to be done on a one-for-one basis.

In connection with the transaction the 6,156,000 previously issued and outstanding common stock of IWTI were converted into Class A Common Shares of IWTI. On the closing of the SEF Agreement on February 2, 2000, IWTI acquired all of the issued and outstanding shares of InForetech 2000 by issuing 7,095,750 Class B common shares of IWTI and 7,095,750 Class A preferred shares of Inforetech Holdings Inc. to the founding shareholders of Inforetech 2000, and issuing 2,173,917 Class A common shares of IWTI to the non-founder shareholders of InForetech 2000. As a result of this transaction, the stakeholders in InForetech 2000 acquired control of IWTI and retained their proportionate interests in InForetech 2000. Inforetech Holdings Inc. is a wholly owned, Canadian incorporated, subsidiary of IWTI.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


1. NATURE OF OPERATIONS (cont'd.)

Prior to the consummation of the acquisition and pursuant to the terms of the SEF Agreement, Mercer agreed to complete two private placements to raise a minimum of $3,150,000. During January 2000, Mercer completed its duties to deliver two private placements totaling $3,152,000. On January 20, 2000, IWTI completed the sale of 375,000 Class A common shares of IWTI at $4.00 per share to raise gross proceeds of $1.5 million and 400,000 Class A common shares of IWTI at $4.13 to raise gross proceeds of $1,652,000. From the gross proceeds of $3,152,000, $50,000 was paid as a finder's fee along with the issuance of 100,000 Class A common shares of IWTI.

This transaction is considered an acquisition of IWTI (the accounting subsidiary/legal parent) by InForetech 2000 (the accounting parent/legal subsidiary) and has been accounted for as a purchase of the net assets of IWTI by InForetech Golf. Inforetech's assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. Operating results to February 2, 2000 are those of Inforetech 2000. At February 2, 2000, IWTI had net assets of $3,102,000 comprising the cash raised in the private placements, net of issue costs. IWTI had no other assets or liabilities at February 2, 2000. For purposes of this acquisition, the fair value of the net assets of IWTI have been ascribed to the outstanding common stock of IWTI deemed issued in the acquisition as follows:

                                                   Number of
                                                 Class A Shares      $

Original shareholders of IWTI                       6,156,000      (43,153)
Private placement, including finder's fee             875,000    3,102,000
---------------------------------------------------------------------------
                                                    7,031,000    3,058,847
---------------------------------------------------------------------------

The total legal expenses related to the SEF Agreement of $43,153 were deferred as at December 31, 1999 [see note 4]. Upon consummation of the transaction, these expenses have been charged to additional paid in capital as a cost of the recapitalization and private placements.

Pursuant to the SEF Agreement, the terms of common stock equivalents of InForetech 2000 outstanding at February 2, 2000; including options and warrants to purchase common stock of InForetech 2000 and its convertible loans and promissory notes, have been modified to entitle holders to receive Class A and Class B common stock in IWTI upon exercise or conversion, on a basis consistent with each instrument's original terms.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


1. NATURE OF OPERATIONS (cont'd.)

Amalgamation of subsidiary companies

Effective June 30, 2000, the Company's subsidiaries, InForetech Golf Technology 2000 Inc., InForetech Golf Technology, Inc. and InForetech Holdings Inc. were amalgamated into one company which continues under the name InForetech Golf Technology 2000 Inc. As a result of the amalgamation of the Class A preferred stock of Inforetech Holdings Inc. were cancelled for no consideration.

Change in year end

Effective December 31, 1999, the Company changed its year end to December 31 from July 31. Accordingly these financial statements include the five month transition period July 31, 1999 to December 31, 1999.


2. GOING CONCERN

The accompanying financial statements have been prepared on a going-concern basis, which presumes that the Company will be able to continue to meet its obligations and realize its assets in the normal course of business. The continuation of the Company's research and development activities and the commercialization of the technology is dependent upon the Company's ability to successfully complete its research and development programs and finance its cash requirements through a combination of equity financings and payments from potential strategic partners.

As shown in the accompanying financial statements, the Company has a history of losses with an accumulated deficit of $13,502,881 at December 31, 2000 and, as of that date, a working capital deficiency of $3,379,545. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)

2. GOING CONCERN (cont'd.)

On January 12, 2001, the Company acquired ProShot Golf, Inc. ["ProShot"][see note 16a]. ProShot's ability to continue as a going concern is also in substantial doubt. Since gaining control of ProShot, the Company's management has undertaken the following steps to alleviate going concern problems of the consolidated entity:

   . In January 2001, the Company downsized the operations of its subsidiaries, Inforetech Wireless Technology 2000 Inc. and ProShot Golf, Inc., by reducing the workforce in both Companies by approximately 20%.

   . In February 2001, the Company received a $1.2 million loan bearing interest at LIBOR plus 1%. The interest is payable quarterly. The loan matures in February 2002 but can be extended in increments of one year for a fee of 2% of the principal amount outstanding. The loan is collateralized by the shares of an Inforetech shareholder. This cash is to be used as working capital for the Company's subsidiaries. A finder's fee of $48,000, in respect of this loan, is payable, in cash, to a third party.

Management's near term financing plans include:

   . Actively seeking, and negotiating with, potential joint venture partners in the Far East and Europe.

   . Negotiations with various intermediaries in respect of the refinancing of equipment leases held by third parties, and, the introduction of a new leasing program for the Company's products.

   . The pursuit of opportunities for a private equity offering and/or debt financing. In January 2001, the Company's investment banking advisors prepared a Confidential Information Memorandum for the purpose of raising $10,000,000 through the issuance of convertible preferred stock.

The outcome of these efforts cannot be assured.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies used in the preparation of these financial statements are summarized below.

Consolidation

These consolidated financial statements include the accounts of Inforetech Wireless Technology, Inc. and its wholly-owned subsidiary, InForetech Golf Technology 2000 Inc. All intercompany balances and transactions have been eliminated.

Loss per share

Basic loss per share is based on net loss divided by the weighted average common shares outstanding or deemed to be outstanding during the period. Diluted loss per share assumes exercise of in-the-money stock options and warrants outstanding into common stock at the beginning of the year or date of issuance, unless they are antidilutive.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments

The fair value of the financial instruments approximates their carrying value except as otherwise disclosed in the financial statements.

Foreign exchange

Transaction amounts denominated in foreign currencies (currencies other than U.S. dollars) are translated into U.S. dollars at exchange rates prevailing at the transaction dates. Carrying values of non-U.S. dollar monetary assets and liabilities are adjusted at each balance sheet date to reflect the U.S. exchange rate prevailing at that date. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Property and equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight line method over the following estimated useful lives:

  Office equipment and furnishings            3 - 5 years
  Computer software                               3 years
  Leasehold improvements                       Lease term
  Tooling                                         3 years

The Company leases certain of its office equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the lease term.

Inventories

Inventories are stated at the lower of cost or market, determined on an average cost basis, and consist of raw material parts.

Stock based compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense for employees is based on the difference between the fair value of the Company's stock and the exercise price if any, on the date of the grant. The Company accounts for stock issued to non-employees at fair value in accordance with SFAS 123. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to non-employees.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Recent accounting pronouncements

SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. The Company has not yet determined the impact of SFAS 133.


4.  RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS

The Share Exchange and Finance Agreement ["SEF Agreement", see note 1] is dated December 16, 1999 and lists certain consultants and a director to which 261,333 common shares were to be issued prior to the closing. The SEF Agreement closed on February 2, 2000. During 2000, the Company determined that the shares to be issued were in payment of services fair valued at $211,761 which had been rendered prior to December 31, 1999 and that the Company's obligation for these services had not been recorded at December 31, 1999. These shares were issued on February 2, 2000 upon the consummation of the recapitalization and reverse acquisition [see note 1]. Accordingly, stockholders' equity as at December 31, 1999 has been restated to reflect the shares to be issued; and expenses, loss before extraordinary items and net loss and comprehensive loss for the year ended December 31, 1999 increased by the $211,761. Net loss per share increased by $0.20 for the period ended December 31, 1999.

Furthermore, legal costs of $43,153 incurred to December 31, 1999, and relating to the recapitalization and reverse acquisition [see note 1], were expensed by Inforetech 2000 in its period ended December 31, 1999 financial statements. In these financial statements the costs have been reflected as a deferred charge as at December 31, 1999 and upon consummation of the recapitalization and reverse acquisition on February 2, 2000 they were charged to stockholders' deficiency. Accordingly, net loss for the year ended December 31, 1999 decreased by $43,153 and loss per share decreased by $0.04.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)



5. SCIENTIFIC RESEARCH AND EXPERIMENTAL DEVELOPMENT TAX CREDITS

Prior to February 2, 2000 certain of the Company's subsidiary's research expenditures were eligible for the Canadian Government Scientific Research and Experimental Development ["SR&ED"] tax credit. Under this program Canadian controlled private corporations ["CCPC"] can receive a refundable investment tax credit of up to 35% for qualifying SR&ED expenditures to a maximum limit of $2,000,000 in expenditures. Companies with expenditures over $2,000,000 can receive an investment tax credit of up to 20% for qualifying SR&ED expenditures. The Company ceased to be a CCPC, due to the reverse acquisition [note 1].

Investment tax credits are subject to review and audit by Canada Customs and Revenue Agency and are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. During fiscal 2000, the Company received refundable tax credits totalling $956,224, in respect of SR&ED expenditures incurred from the date of incorporation to December 31, 1999. For the period from January 1, 2000 to February 2, 2000 the Company expects to receive refundable tax credits of $26,676. The total benefit of $982,900 has been credited to research and development expense in fiscal 2000.

The gross research and development expense for the year was $4,197,397 [July 31, 1999 to December 31, 1999; $843,736, August 11, 1998 to July 31, 1999;
$1,153,966].

6. PROPERTY AND EQUIPMENT
                                        2000        1999
                                         $           $
----------------------------------------------------------
Office equipment and furnishing        240,696     135,645
Computer software                       55,850      37,435
Leasehold improvements                  92,057      64,259
Tooling                                 17,695          --
----------------------------------------------------------
                                       406,298     237,339
Less: accumulated depreciation        (101,724)    (33,271)
----------------------------------------------------------
                                       304,574     204,068
----------------------------------------------------------

7. BANK INDEBTEDNESS

The current account overdraft bears interest at 21%, is due on demand, and is collateralized by the personal guarantee of the principal shareholder of the Company.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


8. CAPITAL LEASES

The Company leases certain equipment under capital lease agreements that expire at various dates through January 2006. At December 31, 2000, the gross amount of equipment and related accumulated amortization under capital leases recorded in property and equipment [note 6] were as follows:

                                                                                                  2000       1999
                                                                                                    $          $
-------------------------------------------------------------------------------------------------------------------
Office equipment and furnishings                                                                 34,333         --
Less: accumulated amortization                                                                   (4,068)        --
--------------------------------------------------------------------------------------------------------------------
                                                                                                 30,265         --
--------------------------------------------------------------------------------------------------------------------

Future minimum lease payments under capital leases as at December 31, 2000 are as follows:

                                                                                                              2000
                                                                                                               $
--------------------------------------------------------------------------------------------------------------------
2001                                                                                                         9,135
2002                                                                                                         9,135
2003                                                                                                         9,135
2004                                                                                                         7,101
2005                                                                                                         4,253
2006                                                                                                           355
--------------------------------------------------------------------------------------------------------------------
Total minimum lease payments                                                                                39,114
Less: amount representing interest                                                                           8,267
--------------------------------------------------------------------------------------------------------------------
Present value of minimum capital lease payments                                                             30,847
Less: current portion of obligations under capital leases                                                    5,877
--------------------------------------------------------------------------------------------------------------------
Obligations under capital leases, excluding current portion                                                 24,970
--------------------------------------------------------------------------------------------------------------------

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)


9. LOANS PAYABLE

[a]  Short-term loan for $200,000

On July 12, 2000 the Company received a loan for $200,000. The loan bore interest at 5% per month and had a maturity date of August 14, 2000. A director of the Company guaranteed the loan. The lender was assigned a right to receive a portion of the proceeds of the Company's Canadian Government Scientific Research and Experimental Development tax credit [see note 5]. As further consideration for the loan, the lender was issued with an option to purchase 60,000 Class A common shares in the Company at a price of $5 per share. The option expires on July 12, 2002.

The proceeds raised of $200,000 have been allocated to the debt ($120,164) and the options ($79,836) based on their relative fair values at the date the loan was received. The $79,836 allocated to the option has been reflected in the accompanying financial statements as a finance expense on the loan with a corresponding credit to additional paid in capital.

The loan, plus accrued interest of $10,849, was repaid on August 14, 2000.

[b]  Short-term loan for $100,000

On November 27, 2000 the Company received a loan for $100,000. The loan bears interest of 5% per month until the principal is repaid in full. The loan is unsecured. Interest of $5,417 has been charged to interest expense and is included in accounts payable and accrued liabilities in the balance sheet at December 31, 2000. The loan has no fixed repayment terms.

[c]  Other loans

During the period ended July 31, 1999, the Company received a total of $350,000 in loans. The loans were unsecured, repayable on demand and non-interest bearing. The balance outstanding at December 31, 1999 was $350,000.

Pursuant to the terms of the SEF Agreement dated December 16, 1999, the Company committed to issuing 960,332 Class A common shares in settlement of notes in the
amount of $350,000.   In connection with the early extinguishment of this debt
the Company has recorded an extraordinary loss of $427,869, based on the difference between the fair value of the common shares issued and the carrying value of the debt settled.

Inforetech Wireless Technology Inc.
(a development stage company)

                            NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                    (expressed in U.S. dollars)

10. CONVERTIBLE LOANS

                                                    2000        1999
                                           Note       $           $
------------------------------------------------------------------------
 Bridge financing                          [a]          --    1,500,000
 Series A convertible promissory notes     [b]     100,000      100,000
 Convertible promissory note               [c]          --      224,903
------------------------------------------------------------------------
                                                   100,000    1,824,903
------------------------------------------------------------------------

[a]  Bridge financing

In September 1999 Mercer advanced $1,500,000 to InForetech 2000. The loan bore interest at 12% per annum, was collateralized by a general security agreement over the assets of InForetech 2000, and was to be repaid from the proceeds of private placements to be raised as described in Note 1. In addition, the loan granted Mercer the right to convert the debt into Class A Shares of the Inforetech 2000 at a price of $1.00 per share. The Company repaid this advance with the proceeds of the private placements.

[b]  Series A convertible promissory notes

On April 30, 1999, the Company's subsidiary, InForetech Golf Technology 2000 Inc. ("InForetech 2000"), completed a private placement of $525,000 of Series A convertible notes. The notes bore interest at 10% per annum, matured two years from issuance and were convertible into one unit for each $1 of debt. Each unit comprised one InForetech 2000 Class A common share and one InForetech 2000 Class A share purchase warrant. Each share purchase warrant entitled the holder to acquire one InForetech 2000 Class A share at $2.00 at any time within two years of date of issuance. The holders of the notes also received InForetech 2000 Class C shares in order to provide the note holders with voting rights. The InForetech 2000 Class C shares were required to be surrendered to InForetech 2000 upon conversion of the notes. As at December 31, 1999, $425,000 of the notes had been converted into 425,000 units.

On January 24, 2000, the units and shares attached to the remaining $100,000 note were amended reflecting the impending transaction as described in Note 1. The note's conversion terms were amended to provide the note holder with the same conversion terms as the original note provided. The note was amended so that it would be convertible into units of the Company as opposed to Inforetech 2000, such that one unit is convertible into 1 Class A common share and 1 Class A share purchase warrant of the Company. In order to provide the note holder with voting rights in the Company, the remaining 100,000 Class C shares in InForetech 2000 were exchanged for 100,000 Class B shares in the Company. As with the original Class C shares terms, the 100,000 Class B shares are to be
surrendered upon conversion of the note.    In these financial statements, the
entitlement of the note holder to voting rights have been presented as a Class B share of the Company deemed issued and outstanding from April 30, 1999.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


10. CONVERTIBLE LOANS (cont'd.)

[c]  Convertible promissory note

During fiscal 1999, the Company exchanged $224,903 of legal fees payable for a convertible promissory note of the same amount. In September 2000, commensurate with the terms of the note, the note was converted to 162,500 Class A common shares of the Company and 162,500 warrants to purchase Class A common shares of the Company. 100,000 warrants have an exercise price of $2.00 and the remaining 62,500 have an exercise price of $4.00. All 162,500 warrants expire two years from their date of issuance.

[d]  Convertible loan for $300,000

Pursuant to a Convertible Loan Agreement dated May 9, 2000, the Company borrowed $300,000. The loan was collateralized by a general security agreement over the Company's assets. The loan bore interest at 12% per annum and was due on November 8, 2000.

The lender had the right, at any time prior to the maturity date, to convert any or all of the balance outstanding into Units of the Company at $5.00 per unit. Each unit was comprised of one Class A common share and one share purchase warrant to purchase a Class A share at a price of $5.00 per share and an expiry date of May 9, 2002. Based on the $5.00 conversion price and an $8.24 share price on the date of issuance there was an intrinsic value associated with the beneficial conversion feature of $388,800. The discount assigned to the beneficial conversion feature is limited to the amount borrowed. Accordingly, a cost of $300,000 has been charged to finance costs in the year.

The conversion right was not exercised. The loan plus accrued interest of $18,000 was repaid in full in October 2000. A portion of the proceeds paid on settlement was allocated to additional paid in capital based on the intrinsic value of the beneficial conversion feature. Accordingly, finance expenses were reduced by $28,667 on repayment of the loan.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


11. RELATED PARTY TRANSACTIONS

In addition to the transactions described in Note 7, the company has entered into the following arrangements with related parties:

[a] Convertible loans

Related party convertible loans are unsecured, repayable on demand and are non-interest bearing. These notes may be converted into Class A shares of the Company at the price of $1.00 per Class A share. At December 31, 1999, there was a $330,000 U.S. dollar note and a $154,759 Canadian dollar denominated note (C$ 223,500).

In March 2000, the holder of a note of $330,000 converted $193,720 of the note to 193,720 Class A common shares of the Company. Otherwise, there were no changes in the composition of the notes from December 31, 1999. The translation of the Canadian dollar denominated loan at December 31, 2000 gave rise to an unrealized foreign exchange gain of $5,785.

[b] Promissory notes

Promissory notes payable to officers and directors or companies controlled by officers and directors of the Company are unsecured, repayable on demand and bear interest at 10%. The note holders have waived their interest for the periods ended December 31, 1999 and December 31, 2000. Accordingly, the interest has not been accrued.

[c] Related Party Transactions

During fiscal 2000, commissions and consulting fees paid to a company with a common director were $67,000 [July 31, 1999 to December 31, 1999; $32,500, August 11, 1998 to July 31, 1999; $62,875]. As at December 31, 2000 $43,000 is
owing to these related parties [December 31, 1999 - $ 24,944].

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


12. LONG-TERM CONVERTIBLE DEBT

                                                                                             Convertible securities
                                                             Unamortized     Unamortized          net balance
                                                              beneficial    debt discount            as at
                                                Principal     conversion    and financing         December 31,
                                                   sum         feature          costs                2000
                                       Notes        $             $               $                    $
---------------------------------------------------------------------------------------------------------------
Series A 8% convertible note           [a, c]    1,000,000       (85,516)        (324,852)           589,632
Series A 8% convertible debenture      [b, c]    1,000,000      (223,909)        (356,990)           419,101
---------------------------------------------------------------------------------------------------------------

[a] Effective August 4, 2000, the Company entered into a securities purchase agreement with Augustine Funds, L.P. relating to the sale of $1,000,000 in principal amount of Series A 8% convertible note due August 4, 2003 and warrants to purchase up to 100,000 shares of Class A common stock. Interest of 8% accrues on this note from August 4, 2000 and is payable quarterly commencing September 30, 2000. The exercise price of the warrants is $6.25 and they expire on August 4, 2005.

     The proceeds raised of $1,000,000 have been allocated to the debt ($671,876) and the warrants ($328,124) based on their relative fair values at the date the loan was received. The fair value of the warrant is considered a discount on the convertible note, with a corresponding credit to additional paid-in capital. The debt discount is being amortized, based on an effective yield basis, over the three-year term of the note. During 2000, $44,349 of the discount was amortized and included in financing costs, leaving an unamortized debt discount of $283,775. There is a further unamortized balance of $41,077 pertaining to financing costs (see Note
     12c).

     The note is convertible (plus related interest expense) into Class A common stock at the lesser of (i) $5.25 or (ii) 75% of the average closing bid price of the Company's common shares for the five days immediately preceding the conversion date. These terms give the holder an in the money conversion rate, the benefit of which is limited to the proceeds allocated to the debt. Accordingly, a beneficial conversion feature of $671,876 has been recognized as further discount on the convertible note liability with a corresponding credit to additional paid-in capital. The beneficial conversion feature is amortized to finance expense over the 180 day period from August 4, 2000 (date of note) to February 1, 2001 (the first possible date that the note may be converted). The finance expense relative to the beneficial conversion feature was $586,360 for 2000, leaving an unamortized balance of $85,516 at December 31, 2000.

     Shares held in the Company by a director guarantee the note.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


12. LONG-TERM CONVERTIBLE DEBT (cont'd.)


[b] Effective August 4, 2000, the Company entered into a securities purchase agreement with The Sharr Fund Ltd. relating to the sale of $1,000,000 in principal amount of 8% Convertible Debenture due August 4, 2005 and warrants to purchase up to 100,000 shares of Class A common stock. Interest of 8% accrues on this debenture from September 12, 2000 and is payable quarterly commencing September 30, 2000. The exercise price of the warrants is $6.25 and they expire on September 12, 2005.

     The proceeds raised of $1,000,000 have been allocated to the debt ($634,649) and the warrants ($365,351) based on their relative fair values at the date the loan was received. The fair value of the warrant is considered to be a discount on the convertible debenture, with a corresponding credit to additional paid-in capital. The debt discount is being amortized, on an effective basis, over the five-year term of the debenture. During 2000, $49,381 of the discount was amortized and included in financing costs, leaving an unamortized debt discount of $315,970. There is a further unamortized balance of $41,020 pertaining to financing costs (see Note 12c).

     The debenture is convertible (plus related interest expense) into Class A common stock at the lesser of (i) $5.25 or (ii) 75% of the average of the three lowest closing bid prices of the Company's common shares for the ten days immediately preceding the conversion date. These terms give the holder an in the money conversion rate, the benefit of which is limited to the proceeds allocated to the debt. Accordingly, a beneficial conversion feature of $634,649 has been recognized as a further discount on the convertible debenture liability with a corresponding credit to additional paid-in capital. The beneficial conversion feature is amortized to finance expense over the 180 day period from September 12, 2000 (closing date of debenture) to March 11, 2001 (the first possible date that the debenture may be converted). The finance expense relative to the beneficial conversion feature was $410,740 for 2000, leaving an unamortized balance of $223,909 at December 31, 2000.

     Shares held in the Company by a director guarantee the debenture.

[c] On August 4, 2000, the Company paid cash of $75,000 and issued a warrant to purchase 40,000 Class A common shares, as payment of a finder's fee in respect of the long-term convertible debt discussed above. The fair value of these warrants has been calculated using the Black-Scholes model, as $64,760. The resulting finder's fee of $139,760 has been allocated to the debt ($91,830) and the warrants ($48,460) based on the relative fair values of each convertible debt. The finder's fee allocated to the debt is being amortized over the life of the respective convertible debt. At December 31, 2000, the series A 8% convertible note and the series A 8% convertible debenture had amortized $5,874 and $3,329 respectively. The finder's fee allocated to the warrants was allocated to additional paid in capital.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


13. COMMITMENTS

Lease commitments

The Company leases office premises and certain of its office equipment under operating leases with various expiration dates to 2003. Rent expense for the year was $134,742 [July 31, 1999 to December 31, 1999; $23,409, August 11, 1998
to July 31, 1999; $20,309]. This table shows future minimum lease commitments under the leases at December 31, 2000.

                                                              $
-------------------------------------------------------------------
2001                                                         90,005
2002                                                         45,011
2003                                                         14,794
-------------------------------------------------------------------
                                                            149,800
-------------------------------------------------------------------


14. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The Company's Canadian subsidiary is subject to Canadian federal and provincial combined tax rates of approximately 45%. For 1999 and prior years, the Canadian subsidiary qualified as a Canadian Controlled Private Corporation and was subject to a lower tax rate of 22%. The Canadian subsidiary is no longer eligible for this low tax rate.

The reconciliation of the provision (recovery) for income taxes before the extraordinary loss, at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                                                      2000       1999
                                                    $ 000's    $ 000's
------------------------------------------------------------------------
Tax expense (recovery) at U.S. statutory rates       (2,588)      (675)
Lower (higher) effective income taxes of
Canadian subsidiary                                    (838)      (219)
Change in valuation allowance                         2,064        879
Non-deductible expenses                               1,362         15
------------------------------------------------------------------------
Income tax provision (recovery)                          --         --
------------------------------------------------------------------------

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


14. INCOME TAXES (cont'd.)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur. Significant components of the Company's deferred tax assets as of December 31 are as follows:

                                                       2000       1999
                                                     $ 000's    $ 000's
-------------------------------------------------------------------------
Net operating loss carryforwards                       2,990      1,320
Research expenditures for Canadian tax purposes        1,070      1,000
-------------------------------------------------------------------------
Total deferred tax assets                              4,060      2,320
Valuation allowance                                   (4,060)    (2,320)
-------------------------------------------------------------------------
Net deferred tax assets                                   --         --
-------------------------------------------------------------------------

The Company has scientific research expenditures for Canadian income tax purposes in the amount of $3,161,000 that may be applied to reduce taxable income of future years for Canadian income tax purposes.

The company has net operating losses for United States Income Tax purposes of $1,500,000, which will expire in the year 2020. Pursuant to Section 382 of the Internal Revenue Code, use of the Company's net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period. Ownership changes could impact the Company's ability to utilize net operating losses and credit carryforwards remaining at the ownership change date. The limitation will be determined by the fair market value of common stock outstanding prior to the ownership change, multiplied by the applicable federal rate.

The net operating loss carryforwards for Canadian income tax purposes expire as follows:

                                                              $ 000's
-------------------------------------------------------------------------
2001                                                              30
2002                                                              60
2003                                                           2,210
2004                                                           1,570
2005                                                             190
2006                                                           2,290
2007                                                             930
-------------------------------------------------------------------------
Total                                                          7,280
-------------------------------------------------------------------------

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


15. STOCKHOLDERS' DEFICIENCY


[a]  Authorized

In conjunction with the acquisition and recapitalization described in Note 1, IWTI amended its articles of incorporation to provide for two classes of stock, Class A Common Equity Voting Stock ("Class A Common Shares") and Class B Special Voting Non-Equity Stock ("Class B Common Shares"). Each class of stock has the same voting rights. The Company is authorized to issue 100,000,000 Class A Common Shares, $0.001 par value and 10,000,000 Class B Common Shares, $0.001 par
value.   The Class B common shares are convertible into Class A common shares at any time on a one for one basis.

In 1999 and 1998 IWTI approved stock splits and share consolidations which have been reflected retroactively in all periods presented in these financial statements.


[b]  Capital Stock

[i] During fiscal 1999, in conjunction with a private placement by the Company, a shareholder was issued with an option to purchase 100,000 common shares at $1 per share. This share option was outside the stock option plan discussed in note 15d. The option was exercised in May 2000.

[ii] In October 2000 the Company issued 222,223 shares of class A common stock to a director of the Company for an aggregate amount of $1,000,000.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


15. STOCKHOLDERS' DEFICIENCY (cont'd.)

[c]  Stock purchase warrants

At December 31, 2000, Class A stock purchase warrants were outstanding as follows:


   Number of Class A        Exercise price               Month
    shares issuable               $                    of expiry
   -----------------------------------------------------------------
       75,000                    2.00                 January 2001
       100,000                   2.00                 February 2001
       100,000                   2.00                 May 2001
       125,000                   2.00                 June 2001
       40,000                    6.25                 August 2001
       200,000                   2.00                 September 2001
       120,000                   2.00                 October 2001
       730,000                   2.00                 December 2001
       174,000                   2.00                 January 2002
       100,000                   2.00                 September 2002
       62,500                    4.00                 September 2002
       100,000                   6.25                 August 2005
       100,000                   6.25                 August 2005
   -----------------------------------------------------------------
       2,026,500
   -----------------------------------------------------------------

No warrants were exercised during the year.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)



15. STOCKHOLDERS' DEFICIENCY (cont'd.)

[d]  Stock options

In November 1999, InForetech 2000 granted 1,050,000 options to founding
shareholders, and 950,000 options to employees and directors.   Pursuant to the
terms of the SEF Agreement, these options were exchanged for equivalent options in IWTI on February 2, 2000.

On February 2, 2000, the Company adopted a stock option plan (the Plan) pursuant to which the Company's Board of Directors may grant options to consultants, directors and employees. The Plan authorizes grants of options to purchase up to 4,000,000 shares of authorized but unissued Class A common stock. Stock options have a contractual life between three and five years. The stock options vest over varying periods not exceeding three years from the date of grant. At December 31, 2000, there were 1,757,500 shares available for grant under the Plan.

Stock option activity under the stock option plan is as follows:

                                                                                                 Weighted-
                                                                                                  average
                                                            Number of                            exercise
                                                      Class A Shares Issuable                     price
                                                               #                                    $
---------------------------------------------------------------------------------------------------------------
Granted                                                    2,295,000                              2.05
Forfeited                                                    (52,500)                             1.57
---------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                 2,242,500                              2.03
---------------------------------------------------------------------------------------------------------------

The following table summarizes the outstanding and exercisable options as at December 31, 2000:

                                                                 Weighted-
                                                                 average
      Exercise                      Number                      remaining            Number
      prices                      outstanding                  contractual         exercisable
        $                            #                             life                 #
---------------------------------------------------------------------------------------------------------------

      1.00                       1,672,500                        4.09               728,958
      3.00                         250,000                        4.08               125,000
      5.00                          50,000                        2.67                50,000
      7.00                         270,000                        3.47               156,665
---------------------------------------------------------------------------------------------------------------
                                 2,242,500                        3.98             1,060,623
---------------------------------------------------------------------------------------------------------------

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


15. STOCKHOLDERS' DEFICIENCY (cont'd.)

Accounting for stock based compensation

During 2000, the Company issued 105,000 stock options to consultants for services at $1.00 per option, resulting in a marketing expense of $21,600 and a research and development expense of $2,626 being recorded in the financial statements. The remainder of the options issued in 2000 were issued to employees and directors at $1.00, $3.00, $5.00 and $7.00 per option. Of these, 335,000 options were in-the-money (had an exercise price less than the fair value of the stock on the granting date) at the time granted. In accordance with APB 25, only the expense related to the options granted with in-the-money exercise prices have been recorded as compensation expense. This resulted in an administration expense of $225,000 and a research and development expense of $92,809 being recorded in the financial statements. At December 31, 2000, there is $149,481 of deferred compensation expense related to non-vested options.

The Company has adopted the disclosure-only provisions of SFAS 123, Accounting for "Stock-Based Compensation" for stock based awards to employees and directors. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in 2000 consistent with the provisions of SFAS 123, the Company's loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                               2000
                                                                 $
--------------------------------------------------------------------------
Net loss as reported                                        (8,039,192)
Pro forma net loss under SFAS 123                           (8,855,116)
Loss per share - basic and diluted, as reported                  (0.78)
Pro forma loss per share - basic and diluted, under FAS 123      (0.86)
--------------------------------------------------------------------------

The fair value of option grants is estimated on the date of grant using the Black-Scholes option pricing model discounted for lack of liquidity with the following weighted-average assumptions:

                                                               2000
                                                                 $
--------------------------------------------------------------------------
Dividend yield                                                       0%
Expected volatility                                                7.8%
Risk-free interest rate                                            6.6%
Expected lives                                              4.87 years
--------------------------------------------------------------------------

The weighted average fair value per share of stock options granted during fiscal 2000 is $0.83.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


16. SUBSEQUENT EVENTS

[a]  Acquisition of ProShot Golf, Inc.

On November 7, 2000, the Company signed an agreement to purchase ProShot Golf, Inc. ["ProShot"]. On January 12, 2001 [the "Closing Date"], the transaction was consummated and the Company acquired all of the outstanding capital stock of ProShot. In consideration, the shareholders of ProShot received an aggregate of 4,500,000 shares of Class A Common Stock of the Company. Out of the 4,500,000 shares, 765,000 were placed in escrow in connection with the indemnification obligations of ProShot under the acquisition agreement. In addition, employees of ProShot will receive stock options of the Company in exchange for vested and unvested stock options of ProShot.

A further 960,000 Class A Common Shares of Inforetech have been placed in escrow [the "Guarantee Escrow Shares"] for the benefit of certain of ProShot's stockholders who provided Stockholder Guarantees. Commencing 90 days following the Closing Date, if the Stockholder Guarantees have not been released in full, one twelfth of the Guarantee Escrow Shares are to be released from escrow for the benefit of the guarantors, each month until the Stockholder Guarantees have been released in full. In the event that any call is made on any of the Stockholder Guarantees after the Closing Date as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares are to be immediately released from escrow for the benefit of the guarantors. If none of the Stockholder Guarantees are called or the Stockholder Guarantees are released in full, the Guarantee Escrow Shares shall be distributed to all of ProShot's stockholders, on a pro rata basis, to their ProShot stock holdings immediately prior to the Closing Date of the transaction.

ProShot, based in California, is a manufacturer of global positioning system-based distance measurement equipment for golf courses. The ProShot system is currently in use on courses throughout the United States, Canada, Europe, Asia and Australia.

For financial reporting purposes the acquisition will be accounted for as a purchase with ProShot's results of operations to be included in income from the date of acquisition.

Acquisition costs consist primarily of legal and investment banker fees. Total costs accumulated in relation to the ProShot acquisition to December 31, 2000 have been deferred as at that date and will be included in the acquisition cost.

Immediately after the acquisition seven ProShot employees were involuntarily terminated under a general staff streamlining program. The cost of these terminations will be included in the purchase price allocation below.

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


16. SUBSEQUENT EVENTS (cont'd.)

The excess of the purchase price and involuntary employee termination costs over the fair value of the assets and liabilities acquired of $10,200,416 has been recorded as goodwill and will be amortized on a straight-line basis over 6 years.

                                                              $
---------------------------------------------------------------------
Fair value assets and liabilities acquired
Cash                                                         272,237
Accounts receivable                                        5,619,910
Inventories                                                1,513,222
Other assets                                               1,433,887
Capital assets                                             1,969,911
Revolving line of credit                                  (3,524,729)
Other long-term liabilities                              (11,023,995)
---------------------------------------------------------------------
                                                          (3,739,557)
---------------------------------------------------------------------

Purchase price
Common stock issued (5,460,000) at $1.00 per share         5,460,000
Acquisition costs                                            677,859
Options issued                                               275,000
Involuntary employee termination costs                        48,000
---------------------------------------------------------------------
                                                           6,460,859
---------------------------------------------------------------------
Goodwill                                                  10,200,416
---------------------------------------------------------------------

The allocation of the purchase price for this acquisition is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information.

The following presents the unaudited pro forma results assuming that the acquisition discussed above had occurred as of the beginning of fiscal 2000. These pro forma results are not necessarily indicative of the results that will occur in future periods.

                                                            2000
                                                             $
---------------------------------------------------------------------
                                                        (unaudited)
Revenue                                                   5,294,995
Operating loss                                          (11,787,435)
Net loss                                                (15,105,407)
Loss per share                                                (0.96)
---------------------------------------------------------------------

Inforetech Wireless Technology Inc.
(a development company)

                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS

December 31, 2000                                   (expressed in U.S. dollars)


16. SUBSEQUENT EVENTS (cont'd.)

[b]  Domicile of Inforetech Golf Technology 2000 Inc.

On February 27, 2001 Inforetech Golf Technology 2000 Inc., through the filing of a certificate of continuance, became a State of Delaware domiciled corporation.


17. RECLASSIFICATION

Certain reclassifications of prior period balances have been made to conform to current year presentation.

                     INFORETECH WIRELESS TECHNOLOGY, INC.



                              __________________

                                  Prospectus

                              __________________

                                    PART II

Item 24.   Indemnification of Directors and Officers

     The Company's Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Nevada Law, directors will not be liable to Inforetech for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to Inforetech or our stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of Inforetech or our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to Inforetech or our stockholders, or that show a reckless disregard for duty to Inforetech or our stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Inforetech or our stockholders, or (iii) based on transactions between Inforetech and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

     The Company has been advised that it is the position of the Commission that insofar as the provision in Inforetech's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

Item 25.   Other Expenses of Issuance and Distribution

  The Company is not issuing any common stock under this Registration Statement. All common stock registered pursuant to this Registration Statement is being registered on behalf of selling security holders. The Company has agreed to pay all costs of this Registration Statement. The estimated expenses for the distribution of the common stock registered hereby, other than underwriting commissions, fees and Representative's nonaccountable expense allowance are set forth in the following table:

          Item                                                           Amount
          ----                                                          --------
     SEC Registration Fee.............................................  $  1,200
     Transfer Agent Fee...............................................       500
     Legal Fees.......................................................    10,000
     Accounting Fees..................................................     3,500
     Printing and Engraving Costs.....................................     3,000
     Miscellaneous....................................................     5,000
                                                                        --------
        Total.........................................................  $ 23,200
                                                                        ========

Item 26.   Recent Sales of Unregistered Securities

     During the past three years, the following transactions were effected by us in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and
(iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

     In February 2000, pursuant to the Share Exchange Agreement dated as of December 16, 1999, the Registrant issued to Robert Silzer, Sr., the Chief Executive Officer and Chairman of the Board of the Registrant, 4,470,750 shares of class B stock and options to acquire 425,000 shares Class A common stock.

     In February 2000, pursuant to the Share Exchange Agreement dated as of December 16, 1999, the Registrant issued to Robert C. Silzer, Jr., the President, Secretary, Treasurer and a Director of the Registrant, 525,000 Class B Stock and options to acquire 325,000 shares of Class A common stock.

     In February 2000, pursuant to the Share Exchange Agreement dated as of December 16, 1999, the Registrant issued to other members of the Silzer family 2,100,000 shares of Class B Stock and options to acquire 300,000 shares of Class A common stock.

     In March 2000, the Registrant issued 193,720 shares of its Class A common stock Voting Stock to one accredited investor to settle the $193,720 debt owed by Inforetech Golf Technology Inc. pursuant to Section 4(2) of the Securities Act.

     In March 2000, the Registrant issued 162,500 shares of its Class A common stock Voting Stock to two accredited investors as consideration for legal fees pursuant to Section 4(2) of the Securities Act.

     In May 2000, the Registrant issued 100,000 shares of Class A common stock in connection with the exercise of an option. The Registrant received $100,000 in payment of the exercise price. The shares were issued pursuant to Section 4(2) of the Securities Act.

     In August 2000, the Registrant issued $1,000,000 of Series A Eight (8%) Convertible Notes and accompanying warrants to purchase up to 100,000 shares of Class A common stock to at an initial exercise price of $6.25. The notes and the warrants were issued to one accredited investor. The securities were issued pursuant to Section 4(2) of the Securities Act.

     In August 2000, the Registrant issued a $1,000,000 of 8% Convertible Debenture and accompanying warrants to purchase up to 100,000 shares of Class A common stock to at an exercise which will be calculated on the exercise date. The debenture and the warrants were issued to one accredited investor. The securities were issued pursuant to Section 4(2) of the Securities Act.

     In September 2000, the Registrant entered into a subscription agreement for the sale of 222,223 shares of Class A common stock to Dr. Terrance H. Matthews for an aggregate amount of $1,000,000 pursuant to Section 4(2) of Securities Act.


     On February 20, 2001, a creditor of the Company purchased 80,000 shares of Class A common stock for an aggregate amount of $100,000. As at May 31, 2001 the stock had not been issued.

     On March 15, 2001, a group of the Company's major shareholders signed an agreement to extend the guarantee of a $258,000 Company debt to April 30, 2001. In payment they are to be issued with 100,000 shares of common stock. All securities issued were pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended either pursuant to Regulation D or Regulation S promulgated thereunder.

     On April 24, 2001, the Company signed a finance agreement with a number of its major shareholders [the "Guarantors"] to extend the guarantee of various loan facilities in return for shares and stock purchase warrants in the Company. The principal terms of the agreement are:

          Collateralized by the letters of credit from the Guarantors, ProShot's existing bank line of credit was extended from $3,526,000 to $3,750,000 effective April 26, 2001. In payment, the Company shall issue the Guarantors with warrants to purchase 500,000 shares of common stock at $0.20 per share and expiring in 5 years time. Interest on the line of credit is at prime plus 1%.

          Collateralized by further letters of credit from the Guarantors, ProShot's bank line of credit was further extended to $4,500,000 until April 30, 2002 at which time it will be converted to a term loan. In payment, the Company shall issue the Guarantors with warrants to purchase a further 2,500,000 shares of common stock at $0.20 per share and expiring in 5 years time. The Company has indemnified the Guarantors for any losses or payments under the line of credit up to $1,000,000. The Company agrees to repay the term loan using a minimum of 5% of all operating revenue from all GPS course installations. All interest payments on the line of credit must be prepaid to the bank at least ninety days in advance. Interest on the line of credit is at prime plus 1%. If the interest prepayments are not met then the Company shall issue the Guarantors with 100,000 shares of the Company for each month interest is not so prepaid.

          The guarantee of existing financing of $1,007,000 (which includes $258,000 previously extended to April 30, 2001) will be extended to April 30, 2002, on the proviso that the $749,000 cost of goods financing included in this amount is reduced to $400,000 by no later than June 30, 2001. In payment, the Company shall issue the Guarantors with warrants to purchase a further 500,000 shares of common stock at $0.20 per share and expiring in 5 years time.

          On April 24, 2001, a $225,000 promissory note in favour of the Guarantors, plus accrued interest of $8,414, was converted at a rate of $0.20 per share into 1,167,070 shares of common stock of the Company. All securities issued were pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended either pursuant to Regulation D or Regulation S promulgated thereunder.

     On November 7, 2000, the Company signed an agreement to purchase ProShot Golf, Inc. On January 12, 2001 the transaction was consummated and the Company acquired all of the outstanding capital stock of ProShot. In consideration, the shareholders of ProShot received an aggregate of 4,500,000 shares of Class A Common Stock of the Company. Out of the 4,500,000 shares, 765,000 were placed in escrow in connection with the indemnification obligations of ProShot under the acquisition agreement. All securities issued were pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended either pursuant to Regulation D or Regulation S promulgated thereunder.

     A further 960,000 Class A Common Shares of Inforetech have been placed in escrow [the "Guarantee Escrow Shares"] for the benefit of certain of ProShot's stockholders who provided Stockholder Guarantees. Commencing 90 days following the Closing Date, if the Stockholder Guarantees have not been released in full, one twelfth of the Guarantee Escrow Shares are to be released from escrow each month, or portion thereof, and delivered into a second escrow to be held pursuant to the terms of an escrow agreement among the Guarantors, until the Stockholder Guarantees have been released in full. In the event that any call is made on any of the Stockholder Guarantees after the Closing Date as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares are to be immediately released from escrow for the benefit of the guarantors. If none of the Stockholder Guarantees are called or the Stockholder Guarantees are released in full, the shares held in the second escrow shall be distributed to all of ProShot's stockholders, on a pro rata basis, to their ProShot stock holdings immediately prior to the Closing Date of the transaction. If the Guarantees are released any shares in the first escrow account that have not, at that time, been released into the second escrow account will be cancelled. The Company will record a cost of debt financing at the time each one twelfth of Guarantee Escrow Shares are released into the second escrow account. All securities issued were pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended either pursuant to Regulation D or Regulation S promulgated thereunder.

     As at the date of filing this registration document none of the guarantees had been released.

     On January 27, 2001, the Company signed a contract with International Investor Relations Group, Inc. ("IIRG") for the provision of investor relation services. At the signing of the contract a payment of 70,000 shares of common stock was made to IIRG, by a Company shareholder, on its behalf. The Company intends to repay this shareholder by issuing 70,000 new shares of common stock. All securities issued were pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended either pursuant to Regulation D or Regulation S promulgated thereunder.

     In February 2001, the Company sold a warrant to purchase 250,000 Class A common shares in the Company for $45,000 cash. The warrant expires on August 7, 2002. The warrant exercise price is the lesser of $1.75 and 80% of the lowest closing bid price of the Company's common stock during the 30 trading days prior to exercise less $0.18. All securities issued were pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended either pursuant to Regulation D or Regulation S promulgated thereunder.

     Effective March 1, 2001 ("Effective Date"), the Company signed a distribution agreement (the "Agreement") with ATECHS and Auto ID Tech Inc. (together "Atechs") for the exclusive distribution rights of the Company's golf products in South Korea. Upon signing the agreement Atechs paid an initial instalment of $70,000 and will pay three further instalments of $60,000 on June 30, September 30 and December 30 of 2001. Upon receipt of each instalment, the Company will issue Atechs with a common stock purchase warrant for the dollar amount received divided by the closing trading price of the Company's common stock on that day. The warrant exercise price will also be the closing trading price of the Company's common stock on the instalment date. The warrants will expire two years after their issuance date. Based the trading price on the initial instalment date of $0.72, Atechs will be issued with a warrant to purchase 97,222 shares of common stock. All securities issued were pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended either pursuant to Regulation D or Regulation S promulgated thereunder.

     As at June 15, 2001, the administrative processes of transferring escrow shares and issuing shares and warrants, as required by a number of the above transactions, had not been completed.

Item 27.    Exhibits

  Exhibit
  Number                                      Description
  ------                                      -----------
2.1 Share Exchange and Finance Agreement dated as of December 16, 1999; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.1 Articles of Incorporation as filed with the Nevada Secretary of State on December 12, 1995;; Incorporated by reference to the Exhibits to the Form 8-K filed 7/20/00.

3.2 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 3, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.3 Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on January 20, 2000; Incorporated by reference to the Exhibits to the Registration Statement Form 10SB12G filed 6/14/99.

3.4 Bylaws; Incorporated by reference to the Exhibits to the Form 8-K filed 7/20/00.

4.1 Securities Purchase Agreement dated as of August 4, 2000, by and between Inforetech Wireless Technology Inc. and The Shaar Fund Ltd; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.2 8% Convertible Debentures Due August 4, 2005; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.3 Registration Rights Agreement dated as of August 4, 2000, by and between Inforetech Wireless Technology Inc. and The Shaar Fund Ltd.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.4 Pledge Agreement dated as of August 4, 2000, by and between Robert C. Silzer and The Shaar Fund Ltd.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.5 Common Stock Purchase Warrant dated as of August 4, 2000, by and between Inforetech Wireless Technology Inc. and The Shaar Fund Ltd.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.6 Registration Rights Agreement dated as of July 5, 2000, by and between Inforetech Wireless Technology, Inc., Abacus Capital, LLC and TMR Investments 1, LLC.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.7 Warrant to Purchase Common Stock dated July 5, 2000, by and between Inforetech Wireless Technology Inc. and TMR Investments 1, LLC.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.8 Warrant to Purchase Common Stock dated July 5, 2000, by and between Inforetech Wireless Technology Inc. and TMR Investments 1, LLC.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.9 Securities Purchase Agreement dated as of August 4, 2000 by and between Inforetech Wireless Technology and Augustine Fund, L.P.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.10 Subscription Agreement and Residency Declaration dated as of September , 2000 by and between Terry Matthews and Inforetech Wireless Technology Inc.; incorporated by reference from the Registration Statement on Form SB-2, File No. 333-47322

4.11 Agreement dated February 20, 2001 by and between Inforetech Wireless Technology, Inc. and Augustine Fund, L.P.*

10.11 Agreement and Plan of Merger dated as of November 7, 2000 amongst Inforetech Wireless Technology, Inc., Merger Sub and ProShot Golf Inc.; incorporated by reference to the Exhibits to the Form 8-K filed on January 29, 2001 (File number 000-30104)

5.1       Opinion Regarding Legality*

13.1      Annual Report, Form 10K-SB405 as filed with the commission on April
          18, 2001

13.2      Quarterly Report, Form 10-QSB as filed with the commission on May 22,
          2001

16.1 Letter on Change in Certifying Accountant; Incorporated by reference to the Exhibits to the Form 8-K filed July 20,2000.

21.1      Subsidiaries of Registrant

23.1      Consent of Independent Accountants Lemieux Deck Millard Bond*

23.2      Consent of Independent Accountants; Ernst & Young, LLP*

23.3      Consent of Legal Counsel; contained in exhibit 5.1

_________________________

*    Filed herewith.


Item 28.   Undertakings

     The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement.

          (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (3) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (4) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              INFORETECH WIRELESS TECHNOLOGY, INC.

                              By:   /s/ Robert C. Silzer, Sr.
                                    -------------------------
                                    Robert C. Silzer, Sr.
                                    Chief Executive Officer

Dated:  June 26, 2001


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:  /s/ Robert C. Silzer, Sr.          Dated: June 26, 2001
     -------------------------------
     Robert C. Silzer, Sr.
     Chief Executive Officer

By:  /s/ Robert C. Silzer, Jr.          Dated: June 26, 2001
     -------------------------------
     Robert C. Silzer, Jr.
     President, Secretary, Treasurer

By:  /s/ Jerry L. Smith                 Dated: June 26, 2001
     -------------------------------
     Jerry L. Smith
     Director